Exhibit 10.33

GROUND LEASE

This Ground Lease (“Lease”) is made effective as of January __, 2015 (“Effective Date”), by and between PROKOP INDUSTRIES BH, L.P., a Texas limited partnership (“Landlord”), and BR BELLAIRE BLVD, LLC, a Delaware limited liability company (“Tenant”).

ARTICLE 1

DEFINITIONS AND BASIC PROVISIONS

The following list sets out certain defined terms and certain financial and other information pertaining to this Lease:

(a)          “Access Law”: Governmental laws, statutes, orders, ordinances, regulations, rules and common law now or hereafter in effect regulating access to and from the Premises, including, but not limited to Title III of the Americans with Disabilities Act of 1990, the Texas Architectural Barriers Act and all regulations promulgated thereunder.

(b)          “Additional Rent”: All sums of money required to be paid by Tenant to Landlord under this Lease other than Initial Rent or Minimum Stabilized Rent, including, but in no event limited to, Taxes.

(c)          “Affiliate”: Any person or entity controlling, controlled by or under common control with another entity.

(d)          “Applicable Laws”: Governmental laws, statutes, orders, ordinances, regulations, rules and common law applicable to the Premises, including but not limited to Land Use Law, Access Law, and Environmental Law, as in effect from time to time.

(e)          “Blair House”: The existing multifamily apartment complex on the Premises, to be razed by Tenant and replaced by the Initial Project.

(f)          “City”: The City of Southside Place, Texas, where the Premises are located.

(g)          “Control”: The power to direct the management and policies of the entity in question, whether through the ownership of voting securities, by contract, or otherwise.

(h)           “CPI”: The Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, Not Seasonally Adjusted (1982-84=100), published by the Bureau of Labor Statistics of the U. S. Department of Labor. If the CPI is not published for any month during the Lease Term, Landlord shall use a comparable index which reflects the purchasing power of the consumer dollar since the Effective Date and which comparable index is published by the Bureau of Labor Statistics of the U.S. Department of Labor. If no such an index is published by the Bureau of Labor Statistics, Landlord shall use a comparable index published by a nationally recognized responsible financial periodical, which methodology shall be approved by Tenant, which approval shall not be unreasonably withheld or delayed.

(i)          “Default”: A violation by Tenant of any provision hereof. See Section 22.1.

1

(j)          “Default Interest”: The lesser of (i) maximum contractual rate which may be legally charged in the event of a loan to Tenant (but in no event to exceed 1-1/2% per month) and (ii) twelve percent (12%) per annum, accruing continuously from the date set forth in Section 4.4 hereof, or ten (10) business days following Landlord’s payment of the expense in question and written demand therefor.

(k)          “Default Notice”: Notice of any Default.

(l)          “Delivery Date”: The date Landlord delivers possession of the Premises to Tenant.

(m)          “Earnest Money”: $250,000 to be deposited with the Title Company on the Effective Date.

(n)          “Environmental Law”: Governmental laws, statutes, orders, ordinances, regulations, rules and common law now or hereafter in effect relating in any way to the environment, health, safety or any substances, materials or wastes regulated by any governmental authority including medical wastes.

(o)          "Existing Leases": The residential leases reflected on the rent roll provided to Tenant by Landlord as of the Effective Date of this Lease.

(p)          “Expropriation”: Any taking or condemnation (or conveyance in lieu of a threatened taking) by eminent domain of any portion of the Premises or Improvements, by an entity with the power of eminent domain.

(q)          “Feasibility Period”: The period commencing on the Effective Date and continuing for thirty (30) days thereafter, provided, Tenant may extend the Feasibility Period for one (1) additional consecutive period of thirty (30) days for the sole purpose of obtaining i) plat approval, or ii) final site plan approval relating to PD-1 from the City, by delivering to Landlord a notice of extension prior to the expiration the initial thirty (30) day Feasibility Period.

(r)          "Fee Mortgage": A deed of trust or mortgage executed by Landlord covering the fee title to the tract or parcel of land comprising the Premises.

(s)          "Fee Mortgagee": The holder of a Fee Mortgage.

(t)          “Force Majeure”: Unforeseeable events beyond the control of a party which have a material impact on a party’s ability to timely perform hereunder, which may include, but shall not be limited to acts of God, extended civil unrest, extended shortages of labor or materials, war, and acts of terrorism. See Section 32.6.

(u)          “Hazardous Materials”: All hazardous and toxic materials regulated by Environmental Laws, or considered “hazardous” thereunder.

(v)         “Improvements”: Any buildings, structures or other physical improvements placed on the Premises, including, but not limited to the Initial Project, together with the adjacent walkways, service areas, parking areas and parking facilities now or hereafter located on the Premises, as well as any additions thereto or alterations thereof hereinafter installed by Tenant or at Tenant's direction to the Premises.

(w)          "Improvements Deed": The special warranty deed conveying the Improvements, and all furniture, fixtures and equipment contained in Blair House from Landlord to Tenant. Landlord and Tenant shall agree to the form of the Improvements Deed during the Feasibility Period, and the Improvements Deed shall be recorded in the Official Public Records of Harris County, Texas, on the first business day following the expiration of the Feasibility Period.

2

(x)          “Initial Project”: A Class A four-story multifamily apartment project containing approximately 269 units (type 5A wood framed structure with five story attached cast-in-place above grade concrete parking garage, as further described in PD-1, to be designed by Wallace Garcia Wilson Architects, Inc.) which shall be known as “Blair House,” but may have Tenant’s name or “brand” as a prefix or suffix, such as “Alexan Blair House” as determined by Tenant in its sole discretion.

(y)          “Initial Rent”: $600,000.00 per Lease Year, payable in equal monthly installments of $50,000.00 each as set forth in Article 4.

(z)          “Inspection Reports”: Any reports received by Tenant relating to i) the condition, value, completion of Improvements, or ii) compliance with Applicable Laws (including, but not limited to, Environmental Laws) of the Improvements which are issued by 3rd party consultants, whether to Tenant, any contractor, or a Leasehold Mortgagee. Inspection Reports exclude i) the portion (which may be all) of any report which is proprietary or confidential (unless Landlord agrees to execute a confidentiality agreement and Tenant is not prohibited by law or third party agreement executed in the ordinary course of business from sharing such information), and ii) any report which is issued by or on behalf of Tenant’s legal counsel. For Inspection Reports to be provided by Tenant to Landlord, Landlord must make a written request to Tenant, and Tenant shall have at least fourteen (14) days to produce such reports. Tenant is not obligated to produce any report which is dated more than five (5) years prior to the date of Landlord’s notice, or any report not in Tenant’s possession or control.

(aa)         “Insurance Policy”: Any policy of insurance described in Article 15.

(bb)         “Insurance Proceeds”: All proceeds of any Insurance Policy relating to the Improvements.

(cc)         “Landlord”: PROKOP INDUSTRIES BH, L.P., a Texas limited partnership.

(dd)         “Landlord Party” or “Landlord Parties”: Landlord, its owners, members, officers, directors, shareholders, partners, employees, attorneys and any parties acting on behalf of Landlord as its agents or contractor.

(ee)         “Landlord's address”: 820 Gessner, Suite 1700, Houston, Texas 77036.

(ff)         “Land Use Law”: Governmental laws, statutes, orders, ordinances, regulations, rules and common law now or hereafter in effect affected land use or construction, including but not limited to the zoning, platting and other land use regulations and building code of the City.

(gg)         “Lease”: This Lease, including all exhibits and addenda attached hereto.

(hh)         “Lease Term”: The Lease Term is the period commencing on the Rent Commencement Date (as defined herein) and continuing eighty-five (85) years thereafter; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended to the last day of the calendar month immediately following eighty-five (85) years after the Rent Commencement Date. Subject to the terms of Sections 3.2 and 5.2 of this Lease, this Lease is effective prior to the Lease Term as of the Effective Date, unless terminated pursuant to the terms hereof prior to the commencement of the Lease Term. Tenant does not have any option to extend the Lease Term. The Lease Term may be extended only with Landlord’s consent, which may be withheld for any reason or for no reason.

3

(ii)         “Lease Year”: The Lease Year is each twelve (12) full calendar month period during the Lease Term, commencing on the first day of the first calendar month immediately following the Rent Commencement Date and on each anniversary thereof; provided, that the first Lease Year shall begin on the Rent Commencement Date and will end on the last day of the twelfth (12th) full calendar month thereafter.

(jj)         “Leasehold Mortgage”: Any encumbrance of Tenant's leasehold estate and the Improvements with a deed of trust, mortgage or other security instrument to a lender.

(kk)         “Leasehold Mortgagee”: The holder of a Leasehold Mortgage.

(ll)         “Minimum Stabilized Rent”: $1,085,004.00 per Lease Year (subject to future upward adjustments as set forth in Section 4.2), and payable in equal monthly installments (being $90,417.00 for the initial period of the Lease), as set forth in Article 4.

(mm)         “Notice(s)”: The notice required by Article 25.

(nn)         “PD-1”: the City approval for a 269 unit multifamily residential apartment complex approved by the City in Ord. 201, which is attached to that certain Notice dated January 17, 2014, recorded under Clerk’s File No. 20140022596 of the Harris County Real Property Records with various renderings and plans attached thereto.

(oo)         "Permit Period": The period of time commencing on Effective Date and continuing until that date that is eight (8) months thereafter.

(pp)         “Permitted Use”: The initial permitted use is development of PD-1, and thereafter any commercial or multi-family residential use permitted by applicable law, other than any Prohibited Use.

(qq)         “Premises”: 4.224 acres (current street address of 4139 Bellaire Boulevard) in the City, Harris County, Texas, as legally described on Exhibit A.

(rr)         “Prohibited Use”: (i) any type of sexually oriented business, including without limitation, massage parlors, modeling studios, tanning salons, bookstores or video sales or rent stores engaged in the sale or rental of sexually explicit materials; (ii) any establishment engaged in gaming activities, provided that the sale of government sponsored lottery tickets shall not be considered a gaming activity for this purpose; (iii) a healthcare clinic where healthcare services are provided for free (but excluding from this restriction a healthcare clinic whose primary operations are not to provide free healthcare services, but which provides free healthcare services to the extent required by applicable law); (iv) drug or alcohol treatment facility; (v) tattoo parlor; (vi) head shop or other facility which sells drug paraphernalia, (vii) any dry cleaner (except that a dry cleaner that uses non-toxic chemicals or dry cleaner facility which serves only as a drop off and pick up for customers shall be permitted), (viii) laundromat; (ix) the sale of firearms or ammunition for firearms; (x) pawn shop, flea market, second-hand or surplus store; (xi) junk yard or surplus store; (xii) any mortuary or funeral home; (xiii) any fire or bankruptcy sale, call center or auction house operation; (xiv) a self-storage facility; (xv) bowling alley; (xvi) arcade; (xvii) tavern or bar; (xviii) any night club or discotheque; (xix) any mobile home park or trailer court (except that this provision shall not prohibit the temporary use of construction trailers); or (xx) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters located in the rear of any building).

(ss)         “Rent”: Initial Rent, Minimum Stabilized Rent and Additional Rent, whether or not specifically designated as such.

4

(tt)         “Rent Commencement Date”: The date that is the first (1st) day of the first (1st) full calendar month after the end of the Feasibility Period.

(uu)         “Rent Taxes”: Any governmental assessment, levy, charge, impositions, fee or tax, however denominated or described on rents received by landlords, or measured by or based, in whole or in part, upon rents and/or other revenue of landlords from leases, such as the Rent under this Lease, in addition to or replacement of Taxes. Rent Taxes include the Texas Franchise Tax set forth in Texas Tax Code Chapter 171, as amended, but only so long as, for the year in question, Landlord is not consolidated with any other entity, other than its general partner (which shall be a single asset entity owning only the general partnership interest in Landlord), for the purpose of tax reporting, and the Property is substantially the sole asset of Landlord, and in such event, then all the Texas Franchise Tax due for Landlord and its general partner is included in Rent Taxes.

(vv)         “Restoration Work”: Any repair, alteration, restoration, replacement or rebuilding of any Improvement to a condition at least as useful and valuable as immediately prior to the casualty or taking, as applicable, including any temporary repairs.

(ww)         “Stabilization Date”: The first (1st) day of the month following the date that the Initial Project reaches 93% occupancy, as shown on Tenant’s rent roll (unless such event occurs on the first (1st) day of a month, in which event the Stabilization Date will be that date), but no later than the earlier to occur of i) 240 days from the issuance of a certificate of occupancy or its equivalent for the Initial Project or ii) both y) the sale (but not a foreclosure sale or deed in lieu of foreclosure) of the Initial Project and z) issuance of a certificate of occupancy for the Initial Project.

(xx)        “Survey”: Survey of the Premises by Windrose Land Services, Inc. Job No.51489 dated December 17, 2013, previously provided to and approved by Tenant.

(yy)         “Taxes”: All taxes (both real and personal), and other governmental or quasi-governmental assessment, levy, charge, imposition, fee or tax, however denominated or described on real or personal property, or measured by or based, in whole or in part, upon the value thereof, levied upon or assessed against the Premises and/or Improvements, plus Rent Taxes. "Taxes" exclude income or sales taxes, and any capital levy, estate, succession, inheritance, transfer or similar taxes on Landlord.

(zz)         “Tenant”: BR Bellaire Blvd, LLC, a Delaware limited liability company, and its successors and assigns.

(aaa)        “Tenant's address”: 820 Gessner, Suite 760, Houston, Texas 77024.

(bbb)        “Tenant Party” or “Tenant Parties”: Tenant, its owners, members, officers, directors, shareholders, partners, employees, attorneys and any parties acting on behalf of Tenant as its agents or contractor.

(ccc)        “Title Commitment”: Commitment for Title Insurance for the Premises issued by the Title Company                             , 2015 under GF No. 130574 (as updated from time to time), previously received and approved by Tenant.

(ddd)        “Title Company”: Riverway Title Company, 5 Riverway, Suite 300, Houston, Texas 77056 Attn: John Hammond.

5

(eee)        “Title Policy”: Owner Policy of Title Insurance for Tenant's leasehold interest in the Premises issued by the Title Company.

ARTICLE 2

GRANTING CLAUSE

For and in consideration of the premises, mutual promises and covenants contained herein, and other good and valuable consideration, Landlord leases the Premises to Tenant upon the terms and conditions hereof and subject to the Existing Leases and the easements of record.

ARTICLE 3

PREMISES/INITIAL IMPROVEMENTS

3.1           AS-IS TRANSACTION/NO RELIANCE:

AS-IS: AS A MATERIAL PART OF THE CONSIDERATION FOR THIS LEASE AND EXCEPT AS SPECIFICALLY PROVIDED HEREIN AND IN THE IMPROVEMENTS DEED, LANDLORD AND TENANT AGREE THAT: (I) TENANT IS TAKING THE PREMISES “AS IS” WITH ANY AND ALL LATENT AND PATENT DEFECTS, (II) THERE IS NO WARRANTY BY LANDLORD THAT THE PREMISES IS FIT FOR A PARTICULAR PURPOSE, (III) TENANT HAS INSPECTED THE PREMISES, (IV) TENANT IS RELYING UPON ITS EXAMINATION OF THE PREMISES, (VI) TENANT ACCEPTS THE PREMISES WITH NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR LIMITED REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN THE IMPROVEMENTS DEED).

NO PRIOR REPRESENTATIONS: TENANT ACKNOWLEDGES THAT NEITHER LANDLORD, NOR ITS AGENTS, EMPLOYEES OR CONTRACTORS, HAVE MADE ANY REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PREMISES OR THIS LEASE, EXCEPT AS EXPRESSLY SET FORTH HEREIN. ANY PRIOR REPRESENTATIONS ARE DISCLAIMED AND WAIVED, INCLUDING, BUT NOT LIMITED TO ANY REPRESENTATION BY ANY BROKERS OR ANY OTHER AGENTS REPRESENTING THE LANDLORD.

NO RELIANCE: TENANT IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF LANDLORD, NOR ITS AGENTS, EMPLOYEES OR CONTRACTORS. TENANT IS RELYING ON ITS OWN INVESTIGATIONS AND JUDGMENT. TENANT HAS RETAINED EXPERIENCED, KNOWLEDGEABLE, COMPETENT ADVISORS TO ASSIST IT IN THE LEASE TRANSACTION AND IS RELYING ON THE INVESTIGATIONS AND JUDGMENT OF THOSE ADVISORS. TENANT WILL NOT RELY ON ANY REPRESENTATIONS BY ANY BROKERS OR OTHER AGENTS REPRESENTING THE LANDLORD.

LEGAL COUNSEL: EACH PARTY HAS RETAINED EXPERIENCED, KNOWLEDGEABLE AND COMPETENT LEGAL COUNSEL AND HAS BEEN FULLY ADVISED BY COUNSEL PRIOR TO THE EXECUTION OF THIS LEASE. EACH PARTY HAS BEEN EXPLAINED AND UNDERSTANDS THE LEGAL CONSEQUENCES OF THIS LEASE.

LIMITATION ON DAMAGES: TENANT WAIVES THE RIGHT TO RECOVER CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES.

6

SOPHISTICATED PARTIES: THE PARTIES ARE KNOWLEDGEABLE AND EXPERIENCED IN THE SUBJECT MATTER OF THIS LEASE AND ARE NOT AT ANY ECONOMIC OR EDUCATIONAL DISADVANTAGE. THIS LEASE SHALL NOT BE INTERPRETED TO THE BENEFIT OF EITHER PARTY.

NO CONSTRUCTION AGAINST DRAFTER: THIS LEASE IS THE RESULT OF ARM’S LENGTH NEGOTIATION AND SHALL NOT BE INTERPRETED AGAINST THE PARTY WHICH DRAFTED THE INITIAL VERSION OF THE LEASE. THIS LEASE IS JOINTLY DRAFTED.

CONSIDERATION: THIS PROVISION IS AN INTEGRAL PART OF THIS LEASE AND WITHOUT THIS PROVISION; LANDLORD WOULD HAVE REQUIRED ADDITIONAL RENT FOR THE PREMISES. THE RENTAL PRICE OF THE PREMISES IS ESTABLISHED BASED UPON THE ENFORCEABILITY OF THIS PROVISION.

Landlord and Tenant initial this provision to acknowledge that they have read and understand it and intend it to be enforced as written.

_________________	_________________
Landlord’s Initials	Tenant’s Initials

3.2           Possession.

Landlord shall tender possession of the Premises to Tenant within thirty (30) days after the expiration of the Feasibility Period, provided, Tenant may access the Premises immediately after the Effective Date for physical inspection pursuant to Section 8.3. Tenant shall execute the Acceptance Letter attached hereto as Exhibit B, as a condition to possession of the Premises. Tenant shall not be liable, however, for any obligation under this Lease that arises after the expiration of the Feasibility Period, if this Lease is terminated by Tenant prior to the expiration of the Feasibility Period, in which event, Tenant's only obligations are those in Article 8 of this Lease.

3.3           Initial Project.

(a)          In the event that Tenant does not elect to terminate this Lease during the Feasibility Period or the Permit Period, Tenant shall construct or cause to be constructed the Initial Project, at Tenant's sole cost and expense, on the Premises, in a good and workmanlike manner, and in accordance with Applicable Laws no later than that date that is 30 months following the Rent Commencement Date (subject, however, to delays caused by Force Majeure or any Landlord Party), as evidenced by a final or permanent certificate of occupancy or its equivalent issued by the City. Tenant shall provide to Landlord monthly on the 1st of each month until the Stabilization Date copies of the following documents relating to the Initial Project (unless previously provided): (i) initial plans and specifications, and all revisions thereto (including any as-built plans), (ii) all City permits, (iii) final as-built survey, (iv) all certificates of occupancy, (v) all Inspection Reports, (vi) monthly leasing reports (exclusive of financial statements) and rent rolls certified by Landlord, and (vii) adequate evidence of the insurance required in subsection (c) below. Landlord has no approval rights regarding construction of the Initial Project, but Tenant must obtain Landlord's approval to any changes to PD-1, provided if Tenant requests Landlord’s consent to modifications to PD-1, Landlord shall respond to Tenant's request within fourteen (14) days from such request, or Landlord's consent shall be deemed given.

7

(b)          In connection with construction of the Initial Project, Tenant shall procure and maintain (or cause the contractor under its construction contracts(s) to procure and maintain) builder’s risk insurance satisfying the property insurance coverage requirements set forth in Section 15.1 below and insuring the full insurable value of the Improvements constructed and materials stored at the Premises or at an offsite location. Landlord shall be named as an additional insured.

(c)          Tenant shall notify Landlord of the Stabilization Date and execute an updated Acceptance Letter relating thereto.

ARTICLE 4

RENT

4.1           Initial Rent/Minimum Stabilized Rent.

Initial Rent shall accrue from the Rent Commencement Date through the end of the month of the Stabilization Date. On the first (1st) day of the month immediately following the Stabilization Date, Minimum Stabilized Rent shall thereafter accrue through the end of the Lease Term.

4.2           CPI Increases in Minimum Stabilized Rent.

Minimum Stabilized Rent will increase (with such increases compounding) on the tenth (10th) anniversary of the Stabilization Date and on the anniversary of that date occurring every ten (10) years thereafter for the duration of the Lease Term (each an “Adjustment Date,” with each ten (10) year period being referred to hereinafter as a “Rental Period”) to an amount determined by multiplying the then-current Minimum Stabilized Rent by a fraction, the numerator of which is the CPI published for the month occurring three (3) months preceding the applicable Adjustment Date and the denominator of which (in the case of the initial Adjustment Date) is the CPI published for month occurring three (3) months preceding the Rent Commencement Date or (in the case of any subsequent Adjustment Date) the CPI published for the month occurring three (3) months preceding such subsequent Adjustment Date. Minimum Stabilized Rent shall never be reduced due to adjustments for CPI.

The following examples illustrate the calculation of adjusted Minimum Stabilized Rent:

Example A (Initial Adjustment Date).

Assumptions: Stabilization Date is September 1, 2016. As of August 31, 2026, Minimum Stabilized Rent (MSR) is $90,417.00 per month. The CPI published for June 2026 is 270.500.

Calculation. On September 1, 2016, MSR increases to $103,166.12 per month.

 $ 90,417.00 (then-current MSR)

×                   270.500 (CPI for June 2026)

÷                   237.072 (CPI for June 2016)

              $103,166.12 (Adjusted MSR)

Example B (Subsequent Adjustment Dates).

Assumptions: Same as in Example A above, except that the CPI for June 2036 is 300.200.

8

Calculation. On September 1, 2036, MSR increases to $114,493.42 per month.

 $103,166.12 (then-current MSR)

×                    300.200 (CPI for June 2036)

÷                    270.500 (CPI for June 2026)

               $114,493.42 (Adjusted MSR)

4.3           Payment Dates.

Tenant shall pay to Landlord Initial Rent and Minimum Stabilized Rent in monthly installments, in advance, in such amounts as set forth in Section 4.1 above. The first monthly installment of Initial Rent shall be due on the Rent Commencement Date. On the first day of the month following the Stabilization Date, Initial Rent shall cease and Minimum Stabilized Rent shall be due. Subsequent installments shall be due and payable on or before the first day of each succeeding calendar month for the remainder of the Lease Term.

4.4           Rent Payment.

Rent is payable without offset or deduction of any nature except as specifically provided in this Lease. In the event any Rent is not received within ten (10) days after i) notice (limited to the first two (2) events each calendar year), or ii) its due date (for all subsequent events in the same calendar year) for any reason whatsoever, or if any Rent payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord: (a) a late charge in an amount equal to five percent (5%) of the rental then due, in order to compensate Landlord for its administrative and other overhead expenses; plus (b) Default Interest, such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing thirty (30) days after the rent due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as Additional Rent under this Lease and shall be payable immediately on demand. If any Rent is paid by a check which is returned for insufficient funds, Tenant shall immediately make the required payment to Landlord in good funds; moreover, Tenant shall also pay to Landlord the amount specified above in this Section 4.4, plus an additional fee of $200.00 to compensate Landlord for its expense and effort in connection with the dishonored check. If the Tenant fails in two (2) consecutive months to make rental payments within (10) days after due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any charge or remedies), that (i) all future rental payments are to be made on or before the due date by cashier’s check or wire transfer and that the delivery of Tenant’s personal or corporate check will no longer constitute a payment of Rent as provided in this Lease; and (ii) that any late payment will be subject to late charge of ten percent (10%) of the amount due, instead of the five percent (5%) provided above. Any acceptance of a Rent payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights. Unless specifically provided otherwise, Tenant must pay Additional Rent within thirty (30) days after Tenant's receipt of an invoice from Landlord. The late charges and interest due under this Section 4.4 does not diminish Landlord’s rights under Article 22. Landlord agrees to accept prepaid Rent in January of each calendar year for that calendar year. Landlord agrees to accept Rent via wire transfer to Landlord’s financial institution.

4.5           Earnest Money use as Rent.

After the Feasibility Period, if Tenant does not elect to terminate this Lease in accordance with Article 8, the Earnest Money shall be automatically paid to Landlord by the Title Company without the requirement for any additional directive to the Title Company by Tenant, and Tenant releases any claim it may have against the Title Company for so doing. The Earnest Money received by Landlord in this manner shall be applied as pre-paid Rent for the initial periods of the Lease.

9

ARTICLE 5

BLAIR HOUSE

Blair House is physically, functionally and economically obsolete, giving no value to the Premises. In addition to Rent, a material part of Landlord's consideration for entering into this Lease is Tenant's obligation to lease down, then demolish the Blair House and construct the Initial Project.

5.1           Assignment of Existing Leases.

Effective on the Rent Commencement Date, Landlord hereby assigns to Tenant and Tenant assumes from Landlord, all of Landlord's duties, responsibilities and obligations under all Existing Leases. In connection with such assignment, all right to rentals and other income relating to Blair House will accrue to Tenant, subject to adjustments and prorations as set forth in Section 5.2. Landlord and Tenant shall notify each tenant of such assignment, as required by Applicable Laws.

5.2           Adjustments and Prorations.

As of the Rent Commencement Date, the income and expenses of Blair House shall be prorated between Landlord and Tenant, as follows:

(i)	Income and Expenses. Landlord shall prepare and deliver to Tenant a rent roll and a listing of all income and recurring expenses relating to the operation of Blair House on a monthly basis commencing with the Effective Date. Such documentation will be updated by Landlord as of the Rent Commencement Date. Landlord shall pay all recurring expenses that accrue or were ordered prior to the Rent Commencement Date in the ordinary course of business when due and Tenant shall be responsible for all such expenses accruing from and after the Rent Commencement Date.

(ii)	Taxes and Assessments. All Taxes shall be adjusted and prorated when billed. Landlord shall pay those accruing prior to the Rent Commencement Date and Tenant shall pay those accruing on or after the Rent Commencement Date. Tenant shall prepare the proration and provide it to Landlord, and Landlord shall pay its proportionate amount to Tenant within ten (10) days of receipt. Tenant shall pay all the amounts owing as part of its obligations under Article 6.

(iii)	Utility Contracts. All utility services shall be prorated as of the Rent Commencement Date, with Landlord receiving a credit for each deposit, if any, made by Landlord as security under any such contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Tenant. If any such deposit cannot be transferred to Tenant, Landlord shall retain any such deposit and Tenant shall make such deposit as may be required. Where reasonably available, readings as of the Rent Commencement Date will be secured for all utilities on the Rent Commencement Date. Landlord shall use commercially reasonable efforts to cause such meter readings to be read as of the Rent Commencement Date.

10

(iv)	Service Contracts. All charges under any service contracts shall be prorated as of the Rent Commencement Date. Landlord shall cause to be terminated those service contracts which Tenant elects not to assume pursuant to Section 31.2 hereof, except for the Direct Energy power contract, which Tenant must assume, provided that Landlord shall pay any termination fee when that contract is terminated to raze Blair House. All other service contracts (but not employee or management agreements) shall be assumed by Tenant. Tenant shall not have any liability for any payments due and owing under any such agreements that are not assumed.

(v)	Rental/Tenant Deposits. All rentals under the Existing Leases and other tenant charges, in each case as and when actually received, shall be prorated as of the Rent Commencement Date. Landlord shall provide a credit to Tenant against future Rent due and owing hereunder in an amount equal to all prepaid rents for periods after the Rent Commencement Date. Rentals which are delinquent as of the Rent Commencement Date shall not be prorated on the Rent Commencement Date. To the extent Tenant receives rental (including any fees payable by tenants) on or after the Rent Commencement Date, such payments shall be applied first toward the payment in full of all rental and other amounts due to Tenant with respect to periods following Rent Commencement Date, then allocated for the month of the Rent Commencement Date and thereafter the balance applied to delinquent rental or other amounts due to Landlord, with Landlord’s share thereof being promptly delivered to Landlord. Tenant shall have no obligation to collect any delinquent rents. All security deposits shall be transferred to Tenant and all obligations with respect to such security deposits shall be assumed by Tenant. Notice of the transfer of ownership of Blair House shall be provided by appropriate letter to all tenants signed by both parties.

(vi)	Final Adjustment. In the event that any proratable items cannot be fully prorated because of the unavailability of information, then such proration will be tentatively prorated on the best available information and Landlord and Tenant will make the appropriate final adjustments within ninety (90) days following the Rent Commencement Date. All adjustments will be paid in cash to the party entitled thereto. To the extent that Landlord fails to make payments to Tenant pursuant to this subsection, Tenant shall have the right to offset Rent in the amount due and owing by Landlord as a result of such proration "true-up".

(vii)	Payment. Any net credit due to Landlord as a result of the adjustments and prorations under this Section 5.2 shall be paid to Landlord in cash within thirty (30) days following the Rent Commencement Date.

5.3. Employees.

Landlord shall terminate all of its employees and handle all payments due to such employees. Tenant shall incur no liability or obligation for payments to such employees of Landlord, and further, Landlord hereby agrees to indemnify and hold harmless Tenant and all Tenant Parties for any loss, damage, or claim suffered or arising from Landlord's failure to make such payments or from any employees of Landlord.

5.4           Cooperation.

Landlord shall cooperate in the transition of operation of Blair House and shall provide such books and records relating thereto as requested by Tenant.

11

5.5           Indemnification.

TENANT SHALL DEFEND, INDEMNIFY AND HOLD LANDLORD PARTIES HARMLESS FROM AND AGAINST ANY AND ALL DEMANDS, CAUSES OF ACTION, JUDGMENTS, COSTS, EXPENSES, LOSSES, DAMAGES (EXCLUDING PUNITIVE DAMAGES), CLAIMS, OR LIABILITY ACCRUING ON OR AFTER THE RENT COMMENCEMENT DATE AND ARISING OUT OF OR IN CONNECTION WITH THE EXISTING LEASES. Tenant covenants that Landlord shall not be liable to any Tenant Party for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person arising during the Term of this Lease, including any extensions or renewals thereof (following the Rent Commencement Date but not earlier), from any cause whatsoever by reason of the construction, use, occupancy or enjoyment of the Premises by any person or party whomsoever. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any and all claims, actions, demands, suits, losses, costs, expenses and liabilities whatsoever (unless same results from the gross negligence or willful misconduct of Landlord or any Landlord Party), including reasonable attorney's fees and expenses of litigation, on account of any such real or claimed damage or liability, and from all liens, claims and demands arising after the Rent Commencement Date and during the Term of this Lease, occurring in, on or about the Premises, or arising out of the construction, use, occupancy or enjoyment of the Initial Project or occasioned in whole or in part by any act or omission of Tenant, its agents, contractors, servants or employees (unless same result from the gross negligence or willful misconduct of Landlord).

LANDLORD SHALL DEFEND, INDEMNIFY AND HOLD ALL TENANT PARTIES HARMLESS FROM AND AGAINST ANY AND ALL DEMANDS, CAUSES OF ACTION, JUDGMENTS, COSTS, EXPENSES, LOSSES, DAMAGES (EXCLUDING PUNITIVE DAMAGES), CLAIMS, OR LIABILITY ACCRUING PRIOR TO THE RENT COMMENCEMENT DATE AND ARISING OUT OF OR IN CONNECTION WITH THE EXISTING LEASES. Except as provided in Section 9.4, Landlord covenants that Tenant shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Landlord or any other person arising prior to or after the Term of this Lease, including any extensions or renewals thereof from any cause whatsoever. Except as provided in Section 9.4, Landlord hereby agrees to indemnify, defend and hold Tenant harmless from any and all claims, actions, demand, suits, losses, costs, expenses and liabilities whatsoever (unless same result from the gross negligence or willful misconduct of Tenant), including reasonable attorney's fees and expenses of litigation, from any cause whatsoever occurring prior to or after the Term of this Lease or on account of any acts or omissions of Landlord, its agents, contractors, servants or employees (unless same result from the gross negligence or willful misconduct of Tenant or any Tenant Party).

ARTICLE 6

TAXES

6.1           Tenant’s Liability for all Taxes.

Commencing on the Rent Commencement Date, Tenant is liable for, and shall timely pay and discharge all Taxes before delinquency, and all expenses incurred in obtaining a refund of or contesting any Taxes. Additionally, if there shall be levied, assessed or imposed upon Landlord or the Premises any Rent Taxes, then all such Rent Taxes shall be deemed to be included within the term Taxes for the purpose hereof and Tenant shall reimburse Landlord for such Taxes. Taxes for 2015 shall be pro-rated between Landlord and Tenant as of the Rent Commencement Date, with Tenant being responsible for all Taxes from and after that date. Tenant’s obligations under this Article 6 shall be prorated for the partial years during which the Rent Commencement Date and the termination date occur. Tenant shall provide Landlord with copies of paid receipts for all Taxes no later than January 31st of each year, evidencing payment for Taxes for the prior year.

12

6.2           Tax Records, Assessments/ Challenge.

Within thirty (30) days after the expiration of the Feasibility Period, Tenant shall notify all taxing authorities to be listed as the payee on all tax accounts for the Premises. In the event Tenant is not billed directly by the taxing authority for the Taxes, Landlord shall provide Tenant with a copy of any notice of increased tax assessment affecting the Premises at least fifteen (15) days prior to the last day on which a protest may be filed; provided, however, Landlord’s failure to timely provide such information shall not alter Tenant’s obligations under this Lease. So long as no Tenant Default exists subject, however, to Leasehold Mortgagee’s and Tenant’s cure rights hereunder, Tenant and any Leasehold Mortgagee shall have the right, at its sole cost and expense, upon providing written notice to Landlord, to contest any assessment or the validity of any Taxes, and TENANT HEREBY AGREES TO INDEMNIFY AND DEFEND LANDLORD AND HOLD LANDLORD HARMLESS FROM ALL COSTS, EXPENSES, FINES, PENALTIES AND OTHER CHARGES OR COSTS OF ANY KIND ARISING OUT OF OR RELATING TO ANY SUCH CONTEST MADE BY TENANT. The institution of any proceedings or contests, however, shall not free Tenant from timely paying any Taxes that are required to be paid by Tenant hereunder, it being agreed that Tenant shall cause the stay of any foreclosure by such taxing authority during the time of protest. In any protest commenced by Tenant, Landlord agrees that it shall cooperate as may be reasonably required provided that Landlord shall not be required to incur any cost or expense associated therewith. Upon request, Tenant shall provide Landlord copies of any protest. Any return of Taxes shall belong to and be the property of Tenant. To the extent that Landlord receives such return, Landlord shall receive same in trust for Tenant and shall immediately transfer or endorse over same to Tenant. Landlord shall not cause or allow the Premises to be taxed with any other tax parcel without Tenant's prior written consent.

6.3           Tenant Liability for Personal Property Taxes.

Notwithstanding any term or provision to the contrary herein, Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant on the Premises and in the Initial Project. Tenant shall cause its personal property and trade fixtures to be assessed and billed separately from the Premises. However, if any such taxes are levied against Landlord or the Premises, and if Landlord elects to pay the same or if the assessed value of the Premises is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

ARTICLE 7

LANDLORD’S DISCLOSURES TO TENANT

As of the Effective Date, Tenant has received from Landlord (or at the direction of Landlord) the Title Commitment, the Survey, information about PD-1 and the City approval process and impact fees, environmental reports dated July 22, 2008 and August 29, 2008, Texas Commission on Environmental Quality information about the adjacent fuel station leaks and a rent roll. Within five (5) days after the Effective Date, Landlord shall cause to be provided to Tenant copies of the following (except as noted), if in Landlord’s possession: (i) tax bills with regard to the Premises for 2012 and 2013, (ii) access to the Existing Leases (and the right to copy them), and a current rent roll; (iii) monthly financial reports for 2014; (iv) the current appraised or assessed value of the Premises for tax purposes; (v) environmental reports; (vi) water, storm water drainage and sanitary sewer discharge treatment capacity letters and receipts; (vii) soils reports; (viii) engineering studies; (ix) endangered species studies; (x) any land use agreements affecting the Premises; (xi) and boundary, topographical and tree surveys; and (xii) all service contracts, maintenance agreement, bonds, warranties and guaranties relating to the Premises and any and all brokerage, architectural, engineering and/or construction contracts related to the leasing or completion of any leasehold improvements in the Premises or any portion thereof, but in all cases limited to those contracts currently in effect or other documents dated after 2004. Tenant has, prior to the Effective Date, inspected the Property and acknowledges that certain Hazardous Materials, including, but not limited to asbestos, exists in Blair House which was constructed in 1961-3. Tenant accepts the Property with these Hazardous Materials, and the responsibility to abate/remove those incorporated in Blair House in accordance with Environmental Laws in the demolition of Blair House.

13

ARTICLE 8

EARNEST MONEY/FEASIBILITY PERIOD/ENTITLEMENTS AND PERMIT PERIOD

8.1           Earnest Money.

On the Effective Date, Tenant shall deliver the Earnest Money to the Title Company to be held in escrow by the Title Company and distributed in accordance with the terms of this Article 8.

8.2           Title/Survey Review.

Within ten (10) days after the Effective Date, Landlord shall, at Landlord’s sole expense, cause Title Company to deliver to Tenant and Landlord an update of the Title Commitment and the most legible copies of all recorded documents referred to in the Title Commitment. Tenant acknowledges receipt of the Survey. Tenant may cause a Title Policy to be issued by Title Company at Tenant’s sole cost and expense showing only those exceptions on the Title Commitment. Such policy shall have an effective date of the Rent Commencement Date. Landlord shall, at its sole cost and expense cure and satisfy all items reflected on Schedule C to the Title Commitment by the Rent Commencement Date.

8.3           Feasibility Period.

Following the Effective Date, Tenant may perform any physical inspections of the Premises, obtain financing for construction, obtain approvals from the City, investigate utility capacity, and receive all necessary building permits for the construction of the Initial Project. Tenant may terminate this Lease by written notice delivered to Landlord prior to the expiration of the Feasibility Period, for any reason. In the event that Tenant timely delivers the prescribed termination notice to Landlord within the Feasibility Period, this Lease shall automatically terminate, Title Company shall promptly refund the Earnest Money to Tenant, and neither party shall have any further obligation or liability under this Lease (except for any that by this Lease expressly survive termination of this Lease). In the event that Tenant does not deliver the prescribed termination notice to Landlord on or prior to the expiration of the Feasibility Period (time being of the essence), then Tenant shall no longer have the right to terminate this Lease pursuant to the above provisions of this Article 8, the Earnest Money shall become nonrefundable and shall be paid to Landlord as provided in Section 4.5, and this Lease shall continue in full force and effect as if the termination right had never existed. As independent consideration for the option to terminate as provided in this Article 8, Tenant has delivered to Landlord the sum of One Hundred Dollars ($100.00) the delivery, receipt and sufficiency of which are hereby acknowledged by Landlord.

14

8.4           Requirements for Physical Inspections/Testing.

During the Feasibility Period, Tenant may not perform any invasive testing of the Premises without Landlord’s prior written consent, which consent may not be unreasonably withheld. Except for any invasive testing for which Tenant has not obtained Landlord's prior written consent, Landlord will cooperate (at no cost to Landlord) with inspections, and Landlord’s representatives or agents may accompany Tenant and any of its representatives and agents during its inspections. Tenant agrees that, in making any inspections or testing of the Premises, all of Tenant’s engineers, architects, agents and representatives entering onto the Premises in order to conduct any inspections or testing shall carry not less than One Million Dollars ($1,000,000.00) comprehensive general liability insurance insuring the activities and the conduct of such representatives while exercising such right of access and naming Landlord as an additional insured. Prior to any entry onto the Premises, Tenant shall furnish Landlord with a certificate of insurance evidencing such coverage. Unless Landlord specifically and expressly otherwise agrees in writing, Tenant agrees that (a) the results of all inspections, analysis, studies and similar reports relating to the Premises prepared by or for Tenant utilizing any information acquired in whole or in part utilizing Tenant’s inspection rights, and (b) all information regarding the Premises of whatsoever nature made available to Tenant by Landlord or Landlord’s agents or representatives, is confidential and shall not be disclosed to any other person except professional advisors, attorneys, potential partners and equity investors, lenders and Prokop family members and their advisors. TENANT SHALL PROMPTLY REPAIR ANY DAMAGE TO THE PREMISES CAUSED BY SUCH INSPECTIONS AND TESTING, AND HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY CLAIMS OR DAMAGES (INCLUDING REASONABLE ATTORNEY’S FEES BUT EXCLUDING PUNITIVE DAMAGES) INCURRED BY LANDLORD AS A RESULT OF TENANT’S INSPECTIONS; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT APPLY TO CLAIMS OR DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S MERE DISCOVERY OF CONDITIONS DURING THE COURSE OF ITS INVESTIGATIONS. TENANT’S INDEMNITY OBLIGATIONS HEREUNDER SHALL SURVIVE THE TERMINATION OF THIS LEASE.

8.5           Entitlements during Feasibility Period.

As a condition to the granting of the Feasibility Period, the parties agree to pursue the following approvals from the City:

i)	Final Approval of a Plat for the Premises. Landlord shall, at its expense, cause the Premises to be separately platted in a manner consistent with development of the Initial Project; and
ii)	Final Site Plan Approval under PD-1. Tenant shall, at its expense, cause the preparation of the final site plan approval required under PD-1 for the Initial Project, subject to Landlord’s consent, not to be unreasonably withheld, conditioned or delayed, and the submission thereof to the City.

The parties will cooperate in obtaining these approvals. The parties intend that both documents be considered by the Planning and Zoning Commission of the City for approval at the same meeting. Landlord shall exercise commercially reasonable efforts to cause the Plat to be recorded on or before the Rent Commencement Date. In connection with obtaining the entitlements for the Initial Project (including, without limitation, permits for demolishing Blair House), Landlord shall cooperate with Tenant during the Feasibility Period (and, to the extent Landlord's cooperation is necessary, thereafter), at no cost to Landlord (other than Landlord's obligations with respect to the Plat), by executing applications necessary for such entitlements, demolition and building permits. Landlord shall permit and afford Tenant the opportunity to attend all meetings with the City and City staff regarding the Premises, Blair House and/or the Initial Project. Notwithstanding anything contained to the contrary herein, in the event that, despite the good faith and commercially reasonable efforts by the obligated party, such obligated party is unable to obtain (i) the final site plan approval or (ii) all necessary approvals to record the plat in the Official Public Records of Harris County, Texas, on or before the Rent Commencement Date, Tenant shall have the right to terminate this Lease, the Earnest Money and other deposits made by Tenant shall be refunded to Tenant (except for the Independent Consideration), and the neither party shall have any rights or obligations under this Lease (except for Tenant's obligations under Section 8.4 of this Lease.

15

8.6           Permits.

In the event that Tenant does not terminate this Agreement during the Feasibility Period, Tenant shall be bound by the terms of this Lease pursuant to this Article 8. Notwithstanding the foregoing, however, in the event that, despite Tenant's good faith and commercially reasonable efforts, Tenant fails to obtain the site development permit, building permit or any other license or permit to be issued by a governmental or quasigovernmental entity that is necessary to construct the Initial Project before the expiration of the Permit Period, Tenant shall have the right to terminate this Lease by providing written notice to Landlord on or before the last date of the Permit Period. If Tenant elects to terminate this Lease pursuant to this Section 8.6, neither Landlord nor Tenant shall have any further obligations or rights hereunder except for Tenant's obligations under Section 8.4 of this Lease.

ARTICLE 9

USE OF PREMISES

9.1           Use.

The Premises shall be used by Tenant for the Permitted Use and not any Prohibited Use. Notwithstanding the foregoing, however, Tenant intends to place a restriction on the Improvements and Tenant's leasehold estate, which restriction shall be recorded in the Official Public Records of Harris County, Texas, that restricts the Improvements and the Premises from being used as or converted into condominium ownership or any other property ownership regime in which portions of the Property are designated for separate ownership and the remainder of the Property is designated for common ownership (the "Restriction") for a period of ten (10) years and six (6) months following issuance of the last of the certificates of substantial completion issued by the Tenant's architect in regard to substantial completion of construction of the Initial Project (the "Restricted Period"). Tenant shall present a form of the Restriction to Landlord during the Feasibility Period, and Landlord shall consent to such Restriction so that same can be recorded in the Official Public Records of Harris County immediately following recordation of the Memorandum of Lease as an encumbrance on the leasehold estate and the Improvements. The Restriction shall run with the Premises and shall benefit and be enforceable by Tenant and Maple Multi-Family Land TX, L.P., a Texas limited partnership.

9.2           Applicable Laws.

Tenant, at its expense, shall comply with Applicable Laws in its use of the Premises, and directly pay any fines or penalties resulting from noncompliance.

16

9.3           Environmental.

Tenant shall not use or store any Hazardous Materials in or on the Premises except for in compliance with applicable Environmental Laws and as necessary to construct, maintain and operate the Improvements. Tenant shall provide Landlord with copies of all communications regarding the Premises from any governmental agency relating to a violation of any Environmental Law or any person with respect to any claim or violation relating to any Environmental Law.

9.4           TENANT’S INDEMNITY OF LANDLORD.

TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD PARTIES FROM AND AGAINST ALL OBLIGATIONS, LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES, PENALTIES, DAMAGES (EXCLUDING PUNITIVE DAMAGES), COSTS AND EXPENSES (INCLUDING ATTORNEYS' AND CONSULTANTS' FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE INCURRED BY, OR ASSERTED AGAINST, THE INDEMNITEES RESULTING FROM (A) THE ACTUAL OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS IN OR ON THE PREMISES, OTHER THAN THOSE INTRODUCED OR DEPOSITED BY LANDLORD, ANY PREDECESSOR OWNER OF THE PREMISES, AND/OR THEIR RESPECTIVE AGENTS BEFORE THE RENT COMMENCEMENT DATE; (B) THE OPERATION OR USE OF THE PREMISES BY TENANT OR ITS INVITEES OR TENANTS, (C) TENANT'S VIOLATION OF APPLICABLE LAWS, AND (D) RELATING IN ANY WAY TO THE DEMOLITION OF BLAIR HOUSE, AND IN THIS EVENT, EVEN IF DUE TO THE EXISTANCE OF HAZARDOUS MATERIALS IN BLAIR HOUSE AS OF THE EFFECTIVE DATE (SEE ARTICLE 7); THIS INDEMNITY SHALL NOT APPLY OR BE TRIGGERED IF ANY LOSSES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD PARTY. THIS INDEMNITY SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.

9.5           Permits/Title Matters.

Other than approval of the Plat (which shall be Landlord's responsibility), Tenant shall procure, at its sole expense, any permits and licenses required for the transaction of business from the Premises and otherwise comply with Applicable Law relating thereto. Tenant, at its sole expense, shall comply with all restrictive covenants, operating agreements, easements, and other recorded agreements affecting the Premises; provided, however, Landlord shall not subject the Premises to any additional covenants, conditions or restrictions applicable to Tenant without the prior written consent of Tenant, which consent may be granted or denied in Tenant's sole discretion. If the nature of Tenant's business requires extra precautions (for example, in the case of a business which is affected by “dram shop” laws, Tenant's compliance with all “dram shop” educational programs and procedures), Tenant shall take such extra precautions. At Landlord's request, Tenant shall deliver to Landlord copies of all such permits and licenses and proof of Tenant's compliance with this Section.

9.6           Environments Inspections/Testing.

Tenant may not perform any invasive testing of the Premises without reasonable prior written notice to Landlord, and the opportunity for Landlord to be present at such testing (or be represented by an agent or environmental consultant) and Landlord may require Tenant to provide Landlord with split samples to be held for separate analysis by an environmental consultant retained by Landlord. Notwithstanding the foregoing, however, Tenant shall not be in default under this Lease for failure to provide such notice or a split sample to Landlord if (i) such testing is performed or required by any governmental or quasi-governmental agency and (ii) Tenant promptly provided any findings from such tests to Landlord. TENANT SHALL PROMPTLY REPAIR ANY DAMAGE TO THE PREMISES CAUSED BY SUCH INSPECTIONS AND TESTING, AND HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY CLAIMS OR DAMAGES (INCLUDING REASONABLE ATTORNEY’S FEES BUT EXCLUDING PUNITIVE DAMAGES) INCURRED BY LANDLORD AS A RESULT OF TENANT’S INSPECTIONS; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT APPLY TO CLAIMS OR DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S MERE DISCOVERY OF CONDITIONS DURING THE COURSE OF ITS INVESTIGATIONS. TENANT’S INDEMNITY OBLIGATIONS HEREUNDER SHALL SURVIVE THE TERMINATION OF THIS LEASE.

17

ARTICLE 10

MAINTENANCE AND REPAIR

10.1         Landlord has No Obligations.

Landlord has no duty to repair, maintain or replace Blair House, the Improvements or the Premises. Landlord is not and will not be liable for any property damage or bodily injury, resulting from any damage, defect or disrepair of Blair House, the Improvements or the Premises. The foregoing shall not limit Landlord’s indemnification obligations expressly set forth in this Lease.

10.2         Tenant has All Obligations.

Tenant shall, at its sole expense, maintain and repair all the Premises and the Improvements in good order and in a safe and attractive condition, subject to normal wear and tear and casualty or condemnation. The foregoing obligation shall not require Tenant to make any capital repairs or restorations to Blair House, it being intended that Blair House be demolished promptly following the Rent Commencement Date. The Premises shall not become a public or private nuisance, and Tenant shall not maintain any nuisance upon the Premises. Tenant will not commit waste or suffer to be committed any waste on the Premises or of the Improvements; subject, however, to Tenant's rights to demolish Blair House and subject to Tenant's rights set forth in Section 17.2 of this Lease.

The foregoing notwithstanding, at any time after the Initial Project is completed, if the Improvements have deteriorated and are physical, functionally and economically obsolete, then Tenant may elect to raze all Improvements and return the Premise to raw land, provided all foundations and paving is fully removed and the Premises graded properly such at it drains properly and without ponding. If the Improvements are razed, then the Premises must be adequately and safely fenced.

10.3         Intentionally Omitted.

10.4         Return of Premises at End of Lease Term.

Except as provided in Section 10.5, at the end of the Lease Term, or other termination of this Lease pursuant to the terms hereof, Tenant shall deliver up the Premises with the Improvements, ordinary wear and tear, casualty and condemnation, excepted. Upon the end of the Lease Term (or earlier termination of this Lease pursuant to the terms hereof, Improvements shall become Landlord’s property, free of Tenant claims. Upon termination of this Lease, Tenant shall: (i) deliver to Landlord all keys to the Improvements at the place stated herein for the payment of Rent, (ii) inform Landlord, in writing, of all combinations on locks, safes and vaults, if any, remaining in or on the Premises, and (iii) if requested by Landlord, execute any documents necessary to evidence that title to the Improvements is in Landlord’s name and to extinguish and remove any cloud or potential cloud on the title to the Premises and/or the Improvements. If Tenant abandons, vacates or surrenders the Premises, or is dispossessed thereof by process of law or otherwise, any Improvements, trade fixtures, or Tenant’s personal property left in the Premises shall be deemed to be abandoned. All furniture at the Improvements and the Premises shall remain Tenant's property and Tenant shall remove same at the expiration of the Lease Term, but Tenant shall leave all fixtures, attached appliances and installed equipment (such as, but not limited to, heating/air conditioning, electrical, plumbing, dishwashers, water heaters, built-in cooking equipment/appliances). If requested by Landlord, Tenant shall execute an Improvements Deed to the Improvements and the related fixtures, attached appliances and installed equipment. In the event that Tenant fails to comply with such obligations, at the option of Landlord, Landlord may either (i) retain, destroy, sell, or otherwise dispose of any such abandoned property upon thirty (30) days written notice to Tenant and retain any proceeds of such disposition free and clear of any claims by Tenant or any other party, or (ii) remove and store such abandoned property in any public storage facility or elsewhere as Landlord may determine in its sole discretion, at the cost and for the account of Tenant, or (iii) any combination thereof.

18

10.5         Landlord’s Option to Cause All Improvements to be Removed.

By notice to Tenant no later than the beginning of the 80th Lease Year or upon any termination of the Lease under Articles 17 or 18, Landlord may require Tenant, at the expiration of the Lease Term, to raze all Improvements and return the Premise to raw land, remove all foundations and paving, fill the Premise to natural grade with select fill, properly compacted and graded such that it drains without ponding and install a first quality chain link fence enclosing the Premises; provided, however, if Tenant requests a response from Landlord regarding whether or not Landlord will require the Improvements to be so razed prior to the date that is the 80th anniversary of this Lease (but in no event earlier than the 65th anniversary of this Lease), Landlord shall provide Tenant with such response and not have the ability to revoke such response or issue a different response thereafter. If Landlord makes this election, then Landlord shall provide Tenant an estimated cost of work, based upon a 3rd party bid or estimate, and Tenant shall do one of the following (any of the foregoing being referred to herein as the "Demolition Security"): (i) on or before the date that is ninety (90) days following Tenant’s receipt of the estimated cost of work, deposit with a third party escrow agent acceptable to Landlord and Tenant in their mutual discretion, to be held as security for Tenant’s obligations to raze the Improvements and to pay Rent until the end of the Lease Term any of the following (at Tenant's election): v) cash in the amount of the estimate (which Landlord shall deposit in a federally regulated financial institution in a commercial interest bearing savings account or equivalent), w) collateral pledge of certificates of deposit in the amount of the estimate issued by a US based bank with assets exceeding $10 Billion with terms no later than the end of the Lease Term, which collateral pledge requires the certificate of deposits to be payable to Landlord in the event that Tenant fails to perform its obligations under this Section 10.5, x) collateral pledge of New York Stock Exchange Fortune 100 corporate stock or bonds equal to 150% of the amount of the estimate, which collateral pledge may be exercisable by Landlord in the event Tenant fails to perform its obligations under this Section 10.5, y) clean, unconditional, Letter of Credit in the amount of the estimate issued by a US based National Bank with assets exceeding $100 Billion with an expiry date at least one hundred twenty (120) days after the end of the Lease Term (or with annual expirations permitting Landlord to draw the full proceeds if a replaced Letter of Credit or an amendment of the current Letter of Credit is not provided at least thirty(30) days before the expiry date), which may be drawn in the event and to such extent Tenant fails to perform its obligations under this Section 10.5, or z) a guaranty from a Tenant or an affiliate or owner thereof having a net worth equal to $5,000,000.00 and unencumbered liquidity equal to at least two times the amounts necessary to raze the Improvements (provided, however, that the guaranty must be in a form reasonably acceptable to Landlord and Landlord shall have approved the guarantor, such approval not to be withheld or delayed provided that the net worth and liquidity requirements stated above have been met and such guarantor does not have any outstanding liens, judgments or proceedings against such guarantor that would inhibit guarantor's ability to raze the Improvements or pay the amounts necessary to do so; or (ii) if the termination occurs due to an event addressed in Articles 17 or 19, then if the third party proceeds have not yet been received, Tenant shall execute and deliver to Landlord an assignment of such proceeds equal to the estimated cost of razing the Improvements. If applicable, Tenant shall execute commercially reasonable pledge or security agreements and related legal documents to properly evidence the Demolition Security as collateral for Tenant’s obligation to raze the Improvements. The Improvements shall be razed within ninety (90) days after the termination of the Lease Term. If not timely or properly razed, then Landlord may perform or complete the razing and deduct the reasonable cost thereof from the Demolition Security (or seek payment from the guarantor, if applicable). If Tenant fails to pay all Rent until the end of the Lease Term, then Landlord may, but is not obligated to, offset the Demolition Security by such amounts. If Tenant does not receive notice from Landlord to raze the Improvements by the date which is six (6) months prior to the beginning of the 80th Lease year, then Tenant shall give notice to Landlord within ten (10) days thereafter of Landlord’s right under this Article 10.5. If Tenant fails to timely provide Landlord such notice, then Landlord’s right to require Tenant to raze all Improvements shall be extended to the date which is sixty (60) days after Landlord’s receipt of the Tenant notice, even if after the beginning of the 80th Lease Year. In the event that Tenant has completed the obligations to raze the Improvements in the manner and on or before expiration of the Lease Term as required pursuant to this Section 10.5, on or before that date that is thirty (30) days following the expiration of the Lease Term, Landlord shall take such actions as are necessary to release the Demolition Security to Tenant (by way of example (and not in limitation), if the Demolition Security is in the form of the guaranty, the terms of the guaranty shall provide that the obligations thereunder cease and the guaranty shall be of no further force or effect on that date that Tenant fulfills its obligations to raze the Improvements under this Section 10.5, and if the Demolition Security is in the form of an escrow, securities or letter of credit, Landlord shall take such actions as are necessary to release and return the funds, securities or letter of credit, as applicable, to the Tenant).

19

ARTICLE 11

OWNERSHIP, ALTERATION, REPLACEMENT OR REMOVAL OF IMPROVEMENTS

11.1         Ownership of the Improvements.

Tenant owns the Improvements during the Lease Term and Landlord thereafter.

11.2         Tenant’s Right to Alter or Replace the Improvements.

Once the Initial Project is completed, Tenant may make any structural or non-structural alterations, additions or modifications thereto, or replace the Initial Project without Landlord’s permission as long as the resulting Improvements retain their first class standard, are completed in a good and workmanlike manner, and otherwise comply with the Lease. Alterations requiring building permits and all replacements or construction of new Improvements shall be performed pursuant to plans and specifications prepared by a duly licensed architect or engineer and shall be done pursuant to a validly issued building permit and in conformity with Applicable Laws. Tenant, may, at any time after the Initial Project is completed, raze all Improvements and replace them with new Improvements, provided the new Improvements have a fair market value at least equal to the replaced Improvements. Within the last five (5) years of the Lease Term, Tenant need not replace the razed Improvements. Tenant shall provide Landlord at least thirty (30) days advance notice of the intent to remove the Improvements together with the then available items required in the following sentence; provided, however, failure to do so shall not constitute a default by Tenant of its obligations under this Lease if Tenant provides Landlord with all of the items in the following sentence within fifteen (15) days following Landlord's written request for same. Tenant shall use commercially reasonable efforts to provide to Landlord copies of the following relating to replacement Improvements (that are not replacements of portions of the Improvements or furniture, fixture, or equipment comprising the Improvements that either are (a) non-structural or (b) mere replacements of obsolete or damaged furniture, fixture, or equipment with similar or better furniture, fixture, or equipment): (i) plans and specifications, and all revisions thereto (including any as-built plans), (ii) all City permits, (iii) final as-built survey if required by the City or any construction lender, (iv) all certificates of occupancy (if required by the City), and (v) any Inspection Reports; provided, however, Tenant shall be obligated to provide the foregoing to Landlord if Landlord requests same in writing.

20

11.3         No Liens.

If any involuntary mechanic's or materialmen's liens or affidavits claiming same are ever filed against the Premises, Tenant shall pay, bond around, escrow funds to protect the Premises or otherwise obtain the release or discharge thereof with reasonable promptness, but in all events prior to foreclosure thereof. If Tenant fails to comply with the foregoing, and Landlord pays such amount (which Landlord shall be under no obligation to do so) in order to prevent imminent foreclosure, Tenant shall reimburse (within 10 days from Landlord's written demand) such amounts expended by Landlord, which amounts shall accrue interest if not paid within said 10-day period at the Default Interest Rate.

ARTICLE 12

LANDLORD'S RIGHT OF ACCESS

During the continuance of a Tenant Default hereunder or in the event of an emergency that would cause imminent damage to persons or property or within the last year of the Lease Term, Landlord may enter upon the Premises at any reasonable time during normal business hours on reasonable notice for the purpose of inspecting the Premises and Improvements, for making repairs which Landlord is entitled to make hereunder, or for showing the Premises and Improvements to Landlord’s advisors, prospective ground tenants, prospective purchasers of the fee interest, lenders or Prokop family members.

ARTICLE 13

SIGNS

Tenant may, without Landlord's consent, install any exterior lighting, decorations, paintings, awnings, canopies and signage in compliance with Applicable Laws. All signs shall be kept in good condition and in proper operating order. Notwithstanding the foregoing, however, signage for the Initial Project shall be consistent with the City-approved Site Plan.

ARTICLE 14

UTILITIES

14.1         Tenant Responsibility.

Tenant is, at its sole expense, responsible for installation and maintenance within the Premises of all facilities necessary to supply to the Improvements all water, storm sewer, sanitary sewer, gas, electricity, telephone and other utility facilities and drainage facilities required in furtherance of Tenant’s use of the Premises. Beginning on the Rent Commencement Date, Tenant is solely responsible for, and promptly pay, all charges for electricity, water, gas, telephone service, sewerage service and any other utilities furnished to the Premises.

21

14.2         No Landlord Responsibility.

Landlord is not liable for interruptions or failure in the supply of any utilities, nor the adequacy of utilities. Inadequacy, interruption or failure is not an eviction or disturbance of Tenant’s use or possession of the Premises, or a breach by Landlord or any of its obligations hereunder or entitle Tenant to be relieved from any of its obligations.

ARTICLE 15

INSURANCE COVERAGE

15.1         Property Insurance.

Tenant must maintain a policy or policies of special form (“all risk”) property insurance on the Premises (including the Improvements) and all of its personal property located thereon, in an amount equal to the full replacement cost thereof (including the removal and replacement of damaged foundation and paving and related excavation, grading, filling and back-filling) and endorsed to provide that Tenant's insurance is primary in the event of any overlapping coverage with any insurance carried by Landlord. Such insurance will be maintained at the expense of Tenant, and payments for losses thereunder will be made (i) with respect to the Improvements, in accordance with Section 17.1 and Section 17.2, and (ii) with respect to Tenant's personal property, solely to Tenant. Tenant must, prior to occupancy of the Premises and at Landlord's request from time to time, provide to Landlord adequate evidence of Tenant's compliance with this Section 15.1. Tenant shall exercise good faith, diligent efforts to obtain the agreement of Tenant's insurers to notify Landlord at least fourteen (14) days prior to any cancellation, modification or expiration of a property insurance policy.

15.2         Liability Insurance.

Tenant must maintain a policy or policies of commercial general liability insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage (including contractual indemnity and liability coverage) occurring upon, in or about the Premises, with the premiums thereon fully paid on or before the due date, and with appropriate endorsements if part of a blanket policy. Such insurance must provide commercial general liability and excess insurance with combined limits of not less than $10,000,000 per occurrence of bodily injury, property damage or combination thereof. All insurance coverage limits shall adjust by CPI at the same time and in the same manner as Minimum Stabilized Rent under Section 4.2. Tenant's insurance must contain an endorsement that Tenant's insurance is primary to and will not seek contribution from any other insurance held by any Landlord Parties, with such Landlord Parties’ insurance being excess, secondary and non-contributing, and a waiver of subrogation. The general liability, pollution liability and excess (or umbrella) policies shall be so endorsed. Tenant's insurance must contain a provision naming Landlord (and any mortgagee designated by Landlord) as an additional insured and include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to the terms of this Lease. Coverage to all additional insureds shall be consistent. Tenant must, prior to and during all times of occupancy of the Premises, provide Landlord with adequate evidence of Tenant's compliance with this Section 15.2. Tenant shall exercise good faith, diligent efforts to obtain the agreement of Tenant's insurers to notify Landlord at least fourteen (14) days prior to any cancellation, modification or expiration of a liability insurance policy, or if Applicable Laws mandate a shorter notice period, such permitted notice period.

22

15.3         Landlord’s Rights.

If Tenant fails to comply with its obligations under this Article 15, then, in addition to any other remedies provided herein, Landlord may, if it so elects (and after reasonable written notice to Tenant), insure the Improvements and Premises and pay the premiums therefor. Any sums so paid by Landlord shall bear interest at Default Interest and shall be paid within thirty (30) days of written notice from Landlord to Tenant of the amount due accompanied by reasonable backup information relating thereto.

15.4         Requirements for Insurance.

The policy or policies required to be carried by Tenant must be issued by and binding upon an insurance company licensed to do business in the state of Texas are located having an A.M. Best Rating of “A-VII” or better. The foregoing coverage shall be reviewed prior to each Adjustment Date by Landlord and Tenant and adjusted to reflect inflation and increases in replacement or other costs to levels consistent with sound property management. All policies shall name Landlord and any party designated by Landlord as an additional insured as their respective interests may appear.

15.5         Landlord’s Insurance.

Landlord may maintain, but is not required to maintain, such additional insurance as it deems advisable, in its sole discretion and at its sole expense, and for which it is the sole beneficiary, and Tenant waives any rights thereto.

15.6.          Landlord’s Rights to Proceeds from Tenant Insurance Policies.

Any interest Landlord has in insurance proceeds (except for Landlord's insurance if maintained under Section 15.5 above), shall be subordinate to the rights of a Leasehold Mortgagee; provided, however, that a Leasehold Mortgagee shall make proceeds available to Lessor to raze the Improvements if required under Section 10.5 hereof. In furtherance of the foregoing, except with respect to the insurance proceeds that will be necessary to raze the Improvements if required under Section 10.5 hereof, all insurance proceeds shall be disbursed in accordance with the terms of the Leasehold Mortgage.

ARTICLE 16

EXCULPATIONS AND WAIVERS

16.1         Landlord’s Non-Liability.

The Landlord Parties are not liable to any Tenant Parties, their tenants, licensees, concessionaires or visitors, nor other persons, for any injury to person or damage to property on or around the Premises, including, but not limited to, caused by: (i) out of repair, defective or failing structural elements, equipment, pipes, wiring, broken glass, clogged drains, gas, water, steam, electricity or oil leaks, (ii) negligence or misconduct of Tenant Parties, subtenants, licensees, concessionaires or visitors, (iii) arising out of the use of the Premises by Tenant or the conduct of its business therein, or (iv) arising out of any breach or default by Tenant under the Lease. TENANT INDEMNIFIES, DEFENDS AND HOLDS LANDLORD HARMLESS FROM ANY LOSS, EXPENSE OR CLAIMS ARISING OUT OF THE FOREGOING THAT ACCRUE DURING TENANT’S OWNERSHIP.

23

16.2         Tenant's Exculpation.

Notwithstanding anything in this Lease or implied by law to the contrary, it is agreed and stipulated by Landlord, for itself and its successors and assigns, and any other Landlord Party, that no personal or other liability of any kind or character whatsoever shall at any time attach to Tenant or to any Tenant Party, or any other owner or holder of the leasehold estate created hereby, for or on account of any obligation or liability arising under or on account of this Lease during the term hereof for the performance of any of the covenants, agreements, obligations, or other terms of this Lease, and in the event of any Default hereunder by Tenant or any successor, assign, subtenant, mortgagee, or any other person or entity claiming by, through or under Tenant, or any other owner or holder of the leasehold estate created hereby, Landlord agrees to look solely and exclusively to Tenant's interest in the Premises and any sublease for the payment of all Rent and other sums to be paid hereunder by Tenant or for the observance or performance of any other covenant, obligation, condition, requirement, or liability imposed upon Tenant by this Lease. Landlord acknowledges and agrees that Tenant shall not be personally liable for the payment of Rent and other sums to be paid hereunder by Tenant or for the observance or performance of any other covenant, obligation, condition, requirement, or other liability imposed upon Tenant by this Lease except to the extent of Tenant's interest in the Premises, and no deficiency or other money judgment shall ever be sought or taken against Tenant or any Tenant Party. Tenant’s interest in the Premises includes all rents, other income, Insurance Proceeds and Expropriation proceeds. This limitation on Tenant’s liability will not impair Landlord’s enforcement of its rights against any guarantor or any of its other remedies as set forth in Section 10.5 and Section 22.2.

16.3         Waiver of Subrogation.

So long as it is permissible to do so under the laws and regulations governing the writing of insurance within the State of Texas, all insurance carried by either Landlord or Tenant will provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier. Unless the waivers contemplated by this sentence are not obtainable, LANDLORD WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST TENANT, AND TENANT WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OR ACTION AGAINST LANDLORD, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE. The foregoing release will not apply to losses or damages in excess of actual or required policy limits (whichever is greater). The failure of either party to take out or maintain any insurance policy required under this Lease will be a defense to any claim asserted by that party against the other party by reason of any loss sustained by the defaulting party that would have been covered by any such required policy. The waivers set forth in the immediately preceding sentence will be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

ARTICLE 17

CASUALTY

17.1         Insurance Proceeds.

All Insurance Proceeds associated with insurance obtained and maintained by Tenant with respect to any Improvements which are located on the Premises at any time during the Term shall belong solely to Tenant and the Leasehold Mortgagee(s) and under the sole control of Tenant and the Leasehold Mortgagee(s); however, Landlord shall have a claim against such proceeds to the extent of any then accrued but unpaid Rent and the costs of demolition required by Sections 10.4 and 10.5. Other than as provided above, Landlord shall have no claim, rights or interest in and to such proceeds. In furtherance of the foregoing, except with respect to the insurance proceeds that will be necessary to raze the Improvements if required under Section 10.5 hereof, all insurance proceeds shall be disbursed in accordance with the terms of the Leasehold Mortgage.

24

17.2         Election to Restore.

The determination of whether or not to restore any Improvements which are damaged or destroyed by fire or other casualty during the Term shall rest solely with Tenant. Tenant may elect to effect such restoration, to raze any and all Improvements on the Premises, to rebuild other Improvements or to rebuild no Improvements as it, in its sole discretion determines is appropriate; provided that if Tenant elects not to restore or rebuild the Improvements, then Tenant must promptly raze the Improvements. If Tenant elects (or is deemed to have elected) to raze any or all Improvements on the Premises without rebuilding any Improvements in their place, then Tenant is obligated to comply with the standards for removal in Section 10.5.

17.3         No Abatement.

Tenant shall not be entitled to any abatement of rent, nor shall any of its other obligations under this Lease be affected, as a result of any fire or casualty occurring during the Term, except as otherwise set forth herein.

17.4         Late Term Destruction.

If at any time during the last ten (10) years of the term of this Lease, the Improvements shall be substantially damaged (meaning damage for which the cost of repair exceeds twenty five percent [25%] of the replacement cost of the entire Improvements damaged at the time such damage occurs), and either i) Tenant does not send Landlord notice of Tenant’s intent to repair or replace the Improvements within ninety (90) days of such damage, or ii) Tenant, with the consent of any Leasehold Mortgage, elects to terminate this Lease by notice within ninety (90) days of such damage, then the insurance proceeds shall be applied to raze the Improvements as provided in Section 10.5, then to pay the Leasehold Mortgage, and the remainder, if any, paid to Tenant, and, conditioned upon the foregoing, the Lease shall terminate. The termination is effective as of the last day of the Lease Year in which the damage occurs as if such date were the date originally fixed for the termination hereof, so long as the Improvements have been razed as required by Section 10.5 by such date. If the Improvements have not been razed as required by Section 10.5, then the Term shall continue to the last day of the month that the Improvements have been razed as required by Section 10.5 The obligations of Tenant in Section 17.2 will survive any termination of this Lease.

ARTICLE 18

EXPROPRIATION

18.1         Total Expropriation.

If during the Term of this Lease, any Expropriation occurs which renders the Premises unsuitable for its Permitted Use, this Lease shall terminate on the date the governmental authority takes possession, all Rent shall be apportioned and paid up to the termination date, any Rent paid and attributable to the period after such termination date shall be refunded to Tenant, and the parties hereto shall have no further obligations hereunder; provided that Tenant will remain obligated to satisfy Sections 10.4 and 10.5 and the portion of the award received for that purpose will be used to reimburse Tenant’s costs for such removal. No termination of this Lease may be exercised by Tenant without the prior, written consent of any Leasehold Mortgagee.

25

18.2         Allocation of Proceeds in the Event of Total Expropriation.

In the event of total Expropriation, Landlord shall be entitled to receive and retain all Expropriation proceeds, provided that Tenant shall be entitled to receive and retain Expropriation proceeds relating to: (i) depreciated value of the Improvements; (ii) the loss or diminution of Tenant's leasehold estate; and (iii) other compensable damages sustained by Tenant. Any recovery by Tenant may, at Tenant's option, be either: (a) made by separate action brought by Tenant; or (b) taken out of Landlord's award or proceeds (so long as Tenant does not receive a double recovery). Notwithstanding anything contained to the contrary in this Lease, all proceeds that belong to Tenant shall be disbursed in accordance with the terms of the Leasehold Mortgage.

18.3         Partial Expropriation/Allocation of Proceeds.

Any Expropriation to which Section 18.1 does not apply is considered a partial Expropriation. Upon a partial Expropriation, Landlord shall make available to Tenant the portion of the Expropriation proceeds awarded for Restoration Work (and Tenant shall use such proceeds to complete the Restoration Work). This Lease shall not terminate, and the Rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably if any material portion of a building used for human habitation is taken, but not otherwise. Notwithstanding anything contained to the contrary in this Lease, all proceeds that belong to Tenant shall be disbursed in accordance with the terms of the Leasehold Mortgage.

18.4         Notice of Expropriation Proceedings.

If Landlord or Tenant receives notice of any proposed or pending Expropriation proceeding affecting the Premises, the party receiving such notice shall promptly notify the other party, the Fee Mortgagee (if it shall have given to such party notice of the address of such Fee Mortgagee), and any Leasehold Mortgagee (if it shall have given to such party notice of the address of such Leasehold Mortgagee).

18.5         Expropriation Disputes.

If permitted by Applicable Laws, i) Landlord and Tenant each covenant to seek separate awards in all such Expropriation proceedings and to use their respective best efforts to see that such separate awards are made at all stages of all such proceedings, ii) Tenant, Landlord, any Fee Mortgagee, and any Leasehold Mortgagee shall each have the right, at their own expense, to appear in and participate in any Expropriation proceeding, and iii) Tenant, Landlord, any Fee Mortgagee, and any Leasehold Mortgagee shall reasonably cooperate in good faith in the handling of any Expropriation proceeding.

26

ARTICLE 19

ASSIGNMENT AND SUBLETTING

19.1         After the completion of the Initial Project, and provided there is no i) monetary Tenant Default and ii) non-monetary Tenant Default which will not be cured contemporaneously by the proposed assignment, the Lease may be assigned by Tenant without Landlord’s consent, but subject to compliance with this Article 19. Any assignee must assume all obligations of Tenant under the Lease. The assigning Tenant shall continue to be liable for all unperformed obligations under the Lease during its period of ownership of the Lease, but is not responsible for any obligations after the assignment. Tenant must provide Landlord at least thirty (30) days advance notice of its intent to assign the Lease with the following information: (i) name, contact information and background of the proposed assignee, (ii) proposed assignment form, and (iii) any other documentation assignee requests Landlord to execute. In the event of the assignment of this Lease, Tenant shall be fully and finally relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such assignment; and the assignee shall be deemed, without any further agreement between the parties or their successors-in-interest or between the parties and any such assignee to have assumed all duties, liabilities and obligations of Tenant under this Lease accruing after any such assignment. Neither (i) Tenant's making of a Leasehold Mortgage (and a subsequent assignment of Tenant's rights hereunder pursuant to a foreclosure or a deed in lieu thereof) nor (ii) a member or partner exercising a buy-sell right under Tenant's or its members' organizational documents shall constitute an assignment or transfer of this Lease or Tenant's interest hereunder.

Landlord may charge Tenant up to but not to exceed One Thousand Five Hundred and 00/100 Dollars ($1,500.00) for processing and legal fees and consultant’s fees reasonably incurred by Landlord in responding to inquiries and documentation requests relating to a proposed assignment or subletting. Such fee shall be due prior to Landlord reviewing any proposed assignment or sublease. The fees are payable regardless of whether such assignment or sublease is ultimately fully executed. Landlord may require an advance deposit with Landlord of the estimated fees.

19.2         Partial Subletting Permitted.

Tenant may sublet portions of the Premises, without Landlord’s consent, to third parties who agree to use their premises for any Permitted Use, subject and subordinate to this Lease and the rights of Landlord hereunder. While the Initial Project exists, the only subtenants may be residential tenants. Upon a written request from Tenant, Landlord will execute a non-disturbance agreement in form reasonably acceptable to Landlord in favor of each commercial subtenant provided (i) Landlord has received a copy of a non-disturbance agreement executed by the Leasehold Mortgagee (as defined below) in favor of such subtenant, and (ii) the sublease and the proposed use are otherwise in compliance with this Lease. Landlord acknowledges that any rights to rentals from any subtenants may be security under a Leasehold Mortgage, and therefore any right of Landlord therein shall be subject and subordinate to such Leasehold Mortgage and the rights of any Leasehold Mortgagee. During any period in which there is no Leasehold Mortgage, then during the continuance of a Tenant Default, Landlord may, and is hereby empowered at any time thereafter, to collect Rent from the subtenants so long as such Default shall continue, and to apply the same to the curing of any Default hereunder in any order of priority Landlord may elect in accordance with the remedies provisions hereunder.

19.3         Intentionally Omitted.

19.4         Tenant’s Right to Mortgage the Leasehold Estate.

(a)          Tenant may mortgage its interest in this Lease or in the Premises without Landlord's consent, but only in compliance with this Article 19. Any Leasehold Mortgage is subject and subordinate to the Lease subject, however, to the terms and provisions contained herein that provide benefits and rights to a Leasehold Mortgagee. Tenant may mortgage, convey, assign, transfer, grant a security interest in or otherwise encumber all or any portion of Tenant's leasehold estate and the Improvements by a Leasehold Mortgage without the consent of Landlord.

27

(b)          Provided that Landlord has received at least fifteen (15) days’ written notice of the name of and contact information for any Leasehold Mortgagee, Landlord agrees (a) not to accept a voluntary surrender of this Lease by Tenant, at any time while a Leasehold Mortgage held by a Leasehold Mortgagee shall remain a lien on Tenant's leasehold estate, except following a default hereunder and the expiration of all cure periods provided herein for both the Tenant and the Leasehold Mortgagee unless a New Lease has been entered into or unless Landlord has otherwise agreed not to terminate this Lease pursuant to this Section 19.4, and (b) that any amendment, alteration, change or modification of sum payable hereunder or changing the term hereof or otherwise materially changing any of the other terms or provisions of this Lease made without the Leasehold Mortgagee's prior written consent shall not be effective against such Leasehold Mortgagee. If the Leasehold Mortgage held by a Leasehold Mortgagee is foreclosed or an assignment of this Lease is delivered in lieu of foreclosure (which, notwithstanding anything to the contrary in this Lease, does not require the prior written consent of Landlord), any Leasehold Mortgagee (or its designee or purchaser at a foreclosure sale) who has acquired title to the leasehold estate in the Premises, shall be bound by the obligations of Tenant under this Lease, but such obligations shall be binding upon the successors only during the period that they have title to the leasehold estate of the Premises. No amendment, modification, termination or remedy exercised by Landlord shall be binding on Leasehold Mortgagee unless and until Leasehold Mortgagee has received written notice thereof and, if applicable, consented to same or had the opportunity to cure a Tenant Default. Further, if a Leasehold Mortgagee exists and Landlord has received the notice pursuant to this subsection (b), Landlord and Tenant shall not amend or modify any provision of this Lease without the prior written consent of Leasehold Mortgagee.

(c)          Provided that Landlord has received at least fifteen (15) days’ written notice of the name of and contact information for any Leasehold Mortgagee, Landlord shall send to such Leasehold Mortgagee, a copy of each Default Notice at the same time as and whenever any such Default Notice is given by Landlord to Tenant.  Landlord shall accept performance and compliance by any such Leasehold Mortgagee, of and with any term, covenant, agreement, provision, condition or limitation on Tenant's part to be kept, observed or performed hereunder with the same force and effect as though kept, observed or performed by Tenant.

(d)          Landlord agrees that upon receipt of any Default Notice, any Leasehold Mortgagee shall have the right, but not the obligation, to cure any default(s) (or acts or omissions which are the subjects of the Default Notice) cited in the Default Notice within, in the case of any monetary defaults, thirty (30) days after the Default Notice, and in the case of all other defaults, acts or omissions in question the longer of (a) one hundred twenty (120) days after the Default Notice or (b) if the default is other than a monetary default and reasonably requires longer than one hundred twenty (120) days to cure, either due to its nature or to the Leasehold Mortgagee's inability to obtain possession of the Premises, then, so long as the Leasehold Mortgagee is using diligent efforts to cure the default or to obtain possession and cure the default and is timely paying all Minimum Stabilized Rent and other sums required to be paid by Tenant hereunder, Landlord shall not exercise any of its remedies with respect to the default, act or omission in question until three hundred (300) days after the Default Notice.

(e)          In the event this Lease is terminated pursuant to Section 22.2(a) Landlord shall give written notice to any Leasehold Mortgagee pursuant to Section 19.4(c). At such Leasehold Mortgagee's written request to Landlord within ninety (90) days after the receipt of such notice, Landlord shall prepare and the Leasehold Mortgagee and Landlord shall mutually execute and deliver a new lease (the “New Lease”) of the Premises to such Leasehold Mortgagee for the remainder of the Lease Term, at the then-current Minimum Stabilized Rent and upon the terms, covenants, agreements, provisions, conditions and limitations herein contained (but excluding requirements which are no longer applicable at the time in question, or which have already been fulfilled), provided, that:

(i)          such Leasehold Mortgagee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, upon presentation by the Landlord of documentation thereof, reasonable expenses, including reasonable attorneys' fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease which have not otherwise been received by Landlord; and

28

(ii)         such Leasehold Mortgagee shall have remedied at or before the execution of such New Lease any Default by Tenant of which such Leasehold Mortgagee was notified by a Default Notice, to the extent that the Leasehold Mortgage can reasonably remedy such prior Default. Landlord agrees that the tenant under such New Lease shall have the same right, title and interest in and to the Premises and the Improvements thereon as the Tenant has under this Lease. Any Leasehold Mortgagee shall be liable to perform all obligations imposed on the Tenant by such New Lease during, or which arise on account of, the period such Leasehold Mortgagee has title to the leasehold estate and said Leasehold Mortgagee shall remain liable for such obligations which arose during, or on account of, such period even after such period expires. Notwithstanding anything to the contrary contained herein, in no event shall any Leasehold Mortgagee be liable for any act or omission occurring during any period prior or, provided that Tenant's leasehold estate is thereafter assigned in compliance with the terms and conditions of this Lease, subsequent to the time during which such Leasehold Mortgagee has title to the leasehold estate, except those outstanding defaults which the Leasehold Mortgagee is required to cure under clauses (i) and (ii) of this Section 19.4(e) and of which Landlord had actual knowledge at the time it gave such notices and which can be reasonably remedied by Leasehold Mortgagee; and

(iii)        such New Lease executed and delivered in accordance with the provisions of this Section shall provide that, as to each subtenant for which the Leasehold Mortgagee had provided a non-disturbance agreement prior to the termination of the term of this Lease, the Leasehold Mortgagee who obtains such New Lease, by entering into such New Lease, (i) shall be deemed to have recognized each such subtenant under its sublease pursuant to the terms of the sublease as though the sublease had never terminated but had continued in full force and effect after the termination of the term of this Lease, and (ii) shall have assumed all of the obligations of the landlord under each such sublease accruing from and after the termination of the term of this Lease, except that the obligation of the tenant under such New Lease on any covenant of quiet enjoyment, expressed or implied, contained in the sublease, shall be limited to the acts of the tenant under the New Lease, and those claiming by, under or through such tenant. Upon the execution and delivery of such New Lease in accordance with the provisions of this Section, all subleases which theretofore may have been assigned and transferred to Landlord shall thereupon be assigned and transferred without recourse by Landlord to the tenant under such New Lease.

(f)          Anything in Section 22.1 to the contrary notwithstanding, any Default under any provision of this Lease relating to the delivery of financial statements and maintenance of records shall be deemed to have been waived as against the Leasehold Mortgagee by Landlord upon completion of foreclosure proceedings or when a Leasehold Mortgagee, or its nominee or another, shall otherwise acquire title to Tenant’s interest in the Lease.

(g)          No Leasehold Mortgagee shall become personally liable for the performance or observance of any covenants or conditions to be performed or observed by Tenant unless and until such Leasehold Mortgagee expressly elects to become the owner of the Tenant’s interest hereunder upon the exercise of any remedy provided for in any Leasehold Mortgage or enters into a New Lease with Landlord pursuant to Section 19.4(e). Thereafter, such Leasehold Mortgagee shall be liable for the performance and observance of such covenants and conditions only so long as such Leasehold Mortgagee owns such interest or is the tenant under such New Lease.

29

(h)          Landlord shall, without charge but subject to reimbursement of Landlord’s reasonable attorney’s and other consultant’s fees and expenses, at any time and from time to time hereafter, but not more frequently than twice in any one Lease Year (except if such request is made in connection with the sale or mortgaging of Tenant’s leasehold estate), within fifteen (15) days after written request by either Tenant or Leasehold Mortgagee of Landlord to do so, certify by written instrument reasonably acceptable to Landlord and duly executed and acknowledged to any Leasehold Mortgagee or Tenant, or proposed Leasehold Mortgagee, or proposed Tenant, or any other person, firm or corporation specified in such request:

(i)	As to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment (and a listing of any and all such amendments);
(ii)	As to the validity and force and effect of this Lease, in accordance with its tenor;
(iii)	As to the existence of any Default hereunder or the existence of any condition or event which, if same continued beyond any applicable notice or cure period, would constitute a Default hereunder;
(iv)	As to the existence of any offsets, counterclaims or defenses hereto on the part of the Tenant;
(v)	As to the then current monthly rent, as to the commencement date and termination date, as to whether Landlord has exercised any rights under Sections 10.4 or 10.5 hereunder, or such other material business terms of this Lease that are not readily apparent on the face of this Lease;
(vi)	As to the fact that the Lease has not been amended or modified without the prior consent of the applicable Leasehold Mortgagee (subject to the notice requirements in Section 19 of the Lease;
(vii)	As to the last date that rent under the Lease was paid;
(viii)	As to the fact that Landlord has received written notice of the applicable Leasehold Mortgage and Leasehold Mortgagee and that such Leasehold Mortgagee shall be entitled to the benefits of a Leasehold Mortgagee under the Lease;
(ix)	As to the Rent Commencement Date and the Lease Term of this Lease; and
(x)	As to any other matters as may be reasonably requested.

Any such certificate may be relied upon by the Tenant and any other person, firm or corporation to whom the same is addressed, and the contents of such certificate shall be binding on the Landlord.

Notwithstanding anything contained in this Lease to the contrary, Landlord further agrees that it shall not terminate this Lease during any time that a Leasehold Mortgagee is attempting to foreclose upon the leasehold estate or obtain possession of the Premises or exercise any other remedies granted to it under its Leasehold Mortgage, provided that: (i) such Leasehold Mortgagee is attempting in good faith and with due diligence to exercise its remedies and obtain possession of the Premises; and (ii) such Leasehold Mortgagee pays to Landlord prior to the expiration of any notice and opportunity to cure period afforded such Leasehold Mortgagee all sums (including applicable late charges) necessary to cure any monetary default hereunder. Further, so long as any Leasehold Mortgage is in effect, there shall be no cancellation, surrender or modification of this Lease by joint voluntary action of Landlord and Tenant or by the exercise by Tenant of a termination right hereunder without the prior written consent of each Leasehold Mortgagee; provided, however, the foregoing clause shall not prohibit Landlord from terminating this Lease because of a Tenant Default after required notices to Tenant and each Leasehold Mortgagee (if notice of such Leasehold Mortgagee shall have been provided to Landlord pursuant to Section 19.4(c)) have been given and applicable cure periods have expired.

30

19.6         Assignment by Landlord.

In the event of the sale of the Premises and the transfer and assignment by Landlord of its interest in this Lease, Landlord shall thereby be released from all obligations accruing after the date of the assignment, and the purchaser at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto. Tenant agrees to attorn to the transferee or assignee, such attornment to be self-operative.

ARTICLE 20

ATTORNMENT; ESTOPPELS

20.1         Attornment.

In the event this Lease is terminated and at the time of such termination the Tenant’s interest in this Lease is subject to a Leasehold Mortgage of which Landlord was notified pursuant to Section 19.4(c), Landlord agrees to recognize (a) any subleases in existence at the time of such termination which immediately prior to the termination of the term of this Lease were subject to a non-disturbance agreement with the Leasehold Mortgagee and (b) the rights of each subtenant thereunder provided that:

(i)          such subtenant, upon written request by Landlord, shall execute an appropriate recordable instrument acknowledging that Landlord has effectively acquired all rights of Tenant as the sublandlord in each sublease; and

(ii)         such subtenant shall not be in default in the performance of its covenants and obligations under the terms of its sublease.

20.2         Fee Mortgage.

This Lease and the Premises are not currently subject to any mortgage or deed of trust. Any Fee

Mortgage hereafter covering Landlord's interest in the fee estate of the tract or parcel of land comprising the Premises shall be subject to Tenant's interest under this Lease and further subject to the rights of a Leasehold Mortgagee in the Lease pursuant to a Leasehold Mortgage. Further, Tenant shall not be permitted to subordinate its interest in this Lease to any Fee Mortgagee. Fee Mortgagee shall prior to becoming the Fee Mortgagee or concurrently therewith, in writing and in recordable form, acknowledge the provisions of this Lease and agree, following any foreclosure thereof or acceptance of a conveyance in lieu of foreclosure, to be liable for the performance of each and every covenant, agreement, term, and provision of this Lease from and after the date of its succession during its period of ownership as though such Fee Mortgagee was the original Landlord under this Lease and further provided that any other assignee, transferee, successor, or purchaser of such Fee Mortgagee's interest in any such Fee Mortgage or in the Premises shall be bound and liable likewise. Upon written request from Tenant or Leasehold Mortgagee, Fee Mortgagee and Landlord shall enter into a non-disturbance and attornment agreement in reasonable form memorializing the provisions contained in this Lease.

31

20.3         Estoppel.

Tenant agrees that it will, from time to time, within ten (10) days after written request from Landlord, execute and deliver to Landlord a written statement addressed to Landlord (or to a party designated by Landlord such as a Fee Mortgagee), which specifically (i) identifies Tenant and this Lease, (ii) certifies that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), (iii) confirms that Landlord is not in default as to any obligations of Landlord under this Lease (or if Landlord is in default, specifying any default), (iv) confirms that there is no Tenant Default, (v) agrees to give any Fee Mortgagee notice and opportunity to cure any Landlord default, and (vi) contains such other information or confirmations as Landlord or any Fee Mortgagee may reasonably require. Landlord agrees that it will, from time to time, within ten (10) days after written request from Tenant or a Leasehold Mortgagee, execute and deliver to Tenant or such Leasehold Mortgagee a written statement addressed to such requesting party, which specifically states those items set forth above (as required of Tenant) and such other information as Tenant or such Leasehold Mortgagee may reasonable require.

20.4         Peaceful Enjoyment.

So long as Tenant shall timely perform of all the terms, covenants and conditions hereof on Tenant's part to be performed, Tenant shall enjoy the Premises, subject and subordinate to the terms, covenants and conditions of this Lease.

ARTICLE 21

INFORMATION TO BE PROVIDED TO LANDLORD

Tenant shall provide to Landlord, upon written request, from time to time, but not more frequently than once each calendar year, the following information regarding the Premises, the Improvements and the business conducted thereon (to the extent not previously provided):

1.	Tenant Financials. Balance sheet, income statement and cash flow statement certified as correct and completed by an officer of Tenant.
2.	Inspection Reports.
3.	The Subtenants and Subleases. Copies of any commercial subleases with a term of three (3) years or more and any financial reporting materials obtained by Tenant from subtenants regarding the sublet premises or the subtenant (or any guarantors).

Tenant shall provide to Landlord notice that Tenant has listed the Improvements and the leasehold estate for sale and a copy of any sale package (or citation to any online version) prior to release to the investment sales community; provided, however, Landlord does not have a right of first refusal or right of first offer.

Landlord shall maintain the foregoing in confidence, to the extent it is non-publicly available information, subject to the right to share with Landlord Parties.

32

ARTICLE 22

DEFAULT BY TENANT AND REMEDIES

22.1         Defaults.

The following are Defaults by Tenant under this Lease:

(a)          Tenant shall fail to pay any installment of Rent or any other obligation under this Lease involving the payment of money and such failure shall continue for a period of ten (10) days after written notice thereof to Tenant, provided only two (2) notices are required each calendar year.

(b)          Tenant shall fail to comply with any provision of this Lease, other than as described in subsection (a) above or (f) below, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant. Tenant's failure to perform any such obligation which may not reasonably be cured within thirty (30) days will not be considered a default if Tenant: (i) institutes good faith efforts to cure the non-performance within the thirty (30) day period; and (ii) completes performance within one hundred twenty (120) days after written notice thereof to Tenant.

(c)          Tenant shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be the subject of proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease under such laws, and such proceedings are not discharged within ninety (90) days after commencement.

(e)          A receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant and such receiver or trustee is not discharged within ninety (90) days following the appointment.

22.2         Remedies.

On the occurrence of a Default by Tenant, Landlord may, at its option, in addition to all other rights and remedies available to Landlord at law or in equity, exercise one or more of the following remedies without any further notice or demand:

(a)          Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, by picking or changing locks if necessary, and lockout, and expel or remove Tenant (subject to applicable law). Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination (provided, that the foregoing is exclusive of punitive damages, which Landlord shall not pursue), whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

(i)          accrued Rent to the date of termination, plus Default Interest from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, reasonable brokers' fees and commissions, reasonable attorneys' fees, reasonable moving allowances and any other reasonable costs incurred by Landlord in connection with recovering the Premises and the reasonable, out of pocket costs of reletting the Premises (including, without limitation, reasonable costs or fees-related to advertising, brokerage services, leasing commissions; attorneys' services and refurbishing work and other reasonable costs in readying the Premises for a new tenant);

33

(ii) as liquidated damages, the present value of the Minimum Stabilized Rent (discounted at the prime rate of interest published in the Wall Street Journal at the time of default or, if such rate is no longer published, such comparable nationally recognized rate as may be selected by Landlord in its good faith discretion) that would have accrued under this Lease for the balance of the term of this Lease but for such termination, reduced by the present value (discounted at the forgoing rate) of the reasonable fair market rental value of the Premises for such balance of the term.

(b)          Landlord may, but shall not be obligated to, without judicial process, without having any liability therefore and with or without entering the Premises, perform any obligation of Tenant which Tenant has failed to perform in accordance with this Lease, and Tenant agrees to reimburse Landlord for any expenses which Landlord may incur in performing such obligation, plus Default Interest thereon from the date paid by Landlord until Landlord is reimbursed by Tenant, within thirty (30) days of Landlord's written demand therefore, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

(c)          Notwithstanding anything to the contrary set forth in this Lease, Landlord agrees to use its commercially reasonable good faith efforts to mitigate its damages resulting from a Default by Tenant to the extent required by applicable law. In no event, however, shall Landlord be obligated to relet the Premises: (1) to any Affiliate of Tenant or any of the Tenant Parties; or (2) to any person or entity whose creditworthiness is deemed unacceptable to Landlord, acting in good faith.

(d)          Notwithstanding anything to the contrary set forth in this Lease, Landlord’s sole remedy for Tenant’s failure to provide Inspection Reports is specific performance.

ARTICLE 23

DEFAULT BY LANDLORD AND REMEDIES

23.1         Default.

The failure of Landlord to perform or observe any of Landlord’s obligations, terms or conditions of this Lease or the breach by Landlord of any of its covenants or warranties of this Lease, where any of the same shall continue for a period of thirty (30) days after receipt of written notice from Tenant, provided however, that if the nature of such failure or breach is such that the same cannot reasonably be cured within said thirty (30) day period, then the Landlord shall have such additional time as is reasonably necessary to cure such failure or breach, provided that Landlord promptly commences to cure upon receipt of the notice from Tenant and thereafter proceeds to cure such failure or breach with diligence and continuity.

23.2         Remedies.

Upon an event of default by Landlord, Tenant may seek injunctive relief, cure Landlord’s default and set off against the Minimum Stabilized Rent thereafter coming due the actual, reasonable cost incurred by Tenant to cure Landlord’s default, or seek specific performance as Tenant’s sole and exclusive remedies. Except as expressly provided in this Lease, Tenant waives any right to terminate this Lease.

34

ARTICLE 24

HOLDING OVER

If Tenant remains in possession of the Premises after the expiration or other termination of the Lease Term, then Tenant shall be a tenant at will, terminable at any time, at a monthly rental equal to 125% of the Minimum Stabilized Rent payable hereunder during the last month of the Lease Term. Tenant shall also pay all Additional Rent payable under this Lease, prorated for each day during which Tenant remains in possession. TENANT SHALL DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL CLAIMS, LOSSES AND LIABILITIES FOR ALL COSTS AND DAMAGES (EXCLUDING PUNITIVE DAMAGES) INCURRED BY LANDLORD RESULTING FROM FAILURE TO SURRENDER POSSESSION UPON THE EXPIRATION DATE OR SOONER TERMINATION OF THE LEASE TERM, AND SUCH OBLIGATIONS SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.

ARTICLE 25

NOTICES

All Notices given hereunder shall be in writing and delivered to Landlord's address or Tenant's address (as set forth in Article 1), as applicable, by one or more of the following methods, (i) given by certified or registered mail, postage prepaid, return receipt requested, and shall be deemed given on the date of actual receipt or decline by the addressee, (ii) given by a nationally recognized overnight courier and shall be deemed given one business day after delivery to the overnight courier, or (iii) given by personal delivery and shall be deemed given upon receipt by the notified party. Either party may designate a different notice address at any time and any Notice given hereunder shall be effective if delivered by either party in accordance with this Section. Either Tenant or Leasehold Mortgagee may provide written notice to Landlord of Leasehold Mortgagee’s contact information for Notices to Leasehold Mortgagee required by Landlord under this Lease. Either Landlord or Landlord’s Fee Mortgagee may provide written notice to Tenant of Landlord’s Fee Mortgagee’s contact information for Notices to Landlord’s Fee Mortgagee required by Tenant under this Lease.

ARTICLE 26

NO BROKERAGE COMMISSION

Landlord and Tenant each represents and warrants to the other that it has not contracted with any broker or agent, it has not been represented by any broker or agent, that neither party is not obligated to pay any broker or agent in connection with the negotiation or execution of this Lease. EACH PARTY SHALL DEFEND, INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, EXPENSE, CLAIM, ACTION, DEMAND, SUIT OR OBLIGATION ARISING OUT OF OR RELATING TO A BREACH BY THE PARTY OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION AND SUCH OBLIGATIONS SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.

35

ARTICLE 27

APPLICABLE LAWS

Applicable Laws affect the Premises, and additional Applicable Laws may hereafter be enacted or go into effect, relating to or affecting the Premises, including but not limited to those concerning the impact on the environment of construction, land use, maintenance and operation of structures, Hazardous Substances, and conduct of business. Tenant will not violate any Applicable Laws.

ARTICLE 28

INDEMNIFICATION AND WAIVER

28.1         TENANT INDEMNIFICATION.

TENANT SHALL DEFEND, INDEMNIFY AND HOLD LANDLORD PARTIES HARMLESS FROM AND AGAINST ANY AND ALL DEMANDS, CAUSES OF ACTION, JUDGMENTS, COSTS, EXPENSES, LOSSES, DAMAGES (EXCLUDING PUNITIVE DAMAGES), CLAIMS, OR LIABILITY FOR ANY DAMAGE TO ANY PROPERTY OR INJURY, ILLNESS OR DEATH OF ANY PERSON (A) OCCURRING ON THE PREMISES ON OR AFTER THE RENT COMMENCEMENT DATE FROM ANY CAUSE WHATSOEVER whether as a result of the landlord’s alleged negligence or otherwise, except for the landlord’s OR ANY LANDLORD PARTY'S gross negligence or willful misconduct; (B) ARISING OUT OF OR IN ANY WAY RELATED TO CLAIMS FOR LABOR PERFORMED OR MATERIALS FURNISHED TO TENANT OR THE PERFORMANCE OF ANY WORK DONE BY OR FOR THE ACCOUNT OF TENANT, WHETHER OR NOT TENANT OBTAINED LANDLORD'S PERMISSION TO HAVE SUCH WORK DONE, LABOR PERFORMED OR MATERIALS FURNISHED; OR (C) ARISING OUT OF OR IN ANY WAY RELATED TO ANY BREACH OF A COVENANT OR CONDITION IN THIS LEASE TO BE PERFORMED BY TENANT; THE FOREGOING SHALL NOT APPLY TO DEMANDS, CAUSES OF ACTION, JUDGMENTS, COSTS, EXPENSES LOSSES, DAMAGES, CLAIMS, OR LIABILITIES FOR DAMAGE ARISING PRIOR TO THE RENT COMMENCMENT DATE, BY REASON OR LANDLORD'S DEFAULT HEREUNDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDORD PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION DATE OR SOONER TERMINATION OF THIS LEASE.

28.2         TENANT WAIVER.

NOTWITHSTANDING ANY TERM OR PROVISION IN THIS LEASE TO THE CONTRARY, THE LANDLORD PARTIES SHALL NOT BE LIABLE FOR ANY CLAIMS WITH RESPECT TO (A) ANY DEATH OR INJURY SUFFERED BY ANY TENANT PARTY, ANY SUBTENANT OR ANY OTHER PERSON, FROM ANY CAUSES WHATSOEVER, OTHER THAN AS A RESULT OF LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (B) ANY LOSS OR DAMAGE OR INJURY TO ANY PROPERTY IN, ON OR ABOUT THE PREMISES, FROM ANY CAUSES WHATSOEVER, OTHER THAN AS A RESULT OF LANDLORD’S BREACH OF THIS LEASE, LANDLORD'S OR ANY LANDLORD PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

36

ARTICLE 29

EXCLUDED RIGHTS

TENANT RECOGNIZES IT HAS NO RENEWAL RIGHT, NO PURCHASE RIGHT, AND, EXCEPT FOR THOSE RIGHTS SET FORTH IN ARTICLE 33 HEREOF, NO RIGHT TO NOTICE UPON THE SALE OF THE FEE TO THE PREMISES.

ARTICLE 30

REPRESENTATIONS AND WARRANTIES OF LANDLORD

Landlord represents and warrants to Tenant as of the Effective Date:

30.1         Landlord holds good and indefeasible fee simple title to the Premises and Blair House, and said title is free and clear of all mechanic's liens, liens, mortgages, or encumbrances of any nature (except for Permitted Exceptions), and no work has been performed or is in progress by Landlord for which sums are due to any party, and no materials have been furnished to the Landlord or any portion thereof the cost of which has not been paid, which might give rise to mechanic's, materialman's or other liens against the Premises or any portion thereof. In addition, there are no unpaid debts, liabilities or claims arising from the ownership or operation of Blair House other than those taxes which are the subject of proration and adjustment under this Lease.

30.2         No portion of the Premises is affected by any general, special, or other assessments which remain unpaid or which constitute or which could mature into a lien on the Premises or binding on Tenant, excluding current year ad valorem property taxes levied by all applicable taxing authorities, and Landlord has not received notice of any general, special, or other assessment or taxes affecting the Premises or which would be binding on Landlord.

30.3         There are no actions, suits or proceedings (including condemnation proceedings) pending or, to Landlord's knowledge, threatened, against Landlord or the Premises (or any portion thereof) which could adversely affect the Premises or any part thereof or Landlord's ability to perform hereunder, including, without limitation, actions, suits or proceedings which question the compliance of the Premises with any applicable rules, ordinances, laws and regulations affecting the Premises.

30.4         No portion of the Premises shall, as of or subsequent to the Rent Commencement Date, be subject to the burdens or obligations of any management or other agreement pertaining to the operation and use of the Premises by Tenant, except as disclosed pursuant to Article 7.

30.5         There are no leases or other agreements granting to third parties the right to use or occupy the Premises, except the Existing Leases.

30.6         There are no contracts or other obligations outstanding for the sale, exchange or transfer of the Premises or Blair House or any portion thereof

30.7         There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Landlord or pending against Landlord or the Premises.

30.8         Landlord is not in receipt of any written notice that the Premises is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable federal, state or local laws, regulations or ordinances pertaining to health or the environment, including, without limitation, Environmental Laws.

37

30.9         Existing Leases.

a.           Landlord will deliver a current Landlord-certified rent roll to Tenant with the due diligence materials provided pursuant to Article 31 of this Lease, which will be a true, correct and complete list, as of the Effective Date, of all the leases, licenses or other occupancy agreements (including all amendments) and the effective date of each and all current month's payments and rent balances under such Existing Leases (the "Rent Roll"). Except as otherwise indicated on the Rent Roll:

(i)	Landlord is the sole owner of the landlord's interest in all of the Existing Leases, and all Existing Leases are in full force and effect without current default by either Landlord or the respective tenants under such Existing Leases.

(ii)	None of the Existing Leases have been amended, modified, or supplemented in any material way.

(iii)	All obligations of the Landlord under the Existing Leases with respect to the performance of work or the installation of equipment or materials required to have been performed at or prior to the date hereof have been fully observed and performed, and there are no agreements with any tenant for the performance of any work by Landlord.

(iv)	No tenant under any Existing Lease is entitled to any concession, rebate, bonus, allowance, or free rent for any period subsequent to the Rent Commencement Date.

(v)	No tenant has any purchase option or other interest (other than its leasehold tenancy for a specified term, as stated in the Rent Roll) in the Premises, Blair House, or any of the furniture, fixtures or equipment therein.

(vi)	There are no material pending claims asserted by any tenants for offsets against Rent or any other monetary claims made against Landlord as landlord.

(vii)	Landlord has not accepted prepaid Rent equal to more than 30 days' rental.

The representations herein are limited to the current actual knowledge of Dennis Bush, who is the person with the responsibility for management of the Property. These representations shall be remade as of the Rent Commencement Date, subject to Landlord’s right to correct any factual errors due to passage of time. The representations in this Section 30.9 shall terminate upon the razing of Blair House.

38

ARTICLE 31

LANDLORD COVENANTS

Between the Effective Date and the Rent Commencement Date (and thereafter to the extent that Landlord would have the authority to do any of the following during the Term of this Lease), Landlord shall:

31.1         Provide to Tenant promptly following Landlord's receipt (i) any written notices of material default or alleged material default by the Landlord or the tenant under any of the Existing Leases or by any party under any of the service contracts delivered or received by Landlord from and after the Effective Date and (ii) any written notices of alleged violations of applicable law with respect to the Premises received by Landlord from and after the Effective Date.

31.2         Not modify any existing service contract nor enter into any new service contracts without Tenant's prior written approval, which shall not be unreasonably withheld or delayed. Tenant may withhold its consent to a modification of an existing service contract or to the entering into of any new service contract other than on a month-to-month basis without payment of any termination fee or penalty. Landlord shall comply in all material respects with its obligations under the service contracts. Prior to the expiration of the Feasibility Period, Tenant shall give Landlord written notice of the service contracts which Tenant will require Landlord to terminate at Landlord's sole cost and expense effective not later than thirty (30) days after the Rent Commencement Date as a condition of Tenant's consummating this Lease. Notwithstanding anything to the contrary contained herein, Landlord hereby agrees that any and all management agreements, brokers' agreements, laundry room agreements, cable television and utility agreements affecting Blair House shall be terminated as of the Rent Commencement Date unless Tenant notifies Landlord on or before that date that is fifteen (15) days after the Effective Date. Landlord shall provide Tenant with evidence confirming the termination of all such service contracts, management agreements, etc. prior to expiration of the Feasibility Period.

31.3         Not construct or permit to be constructed any improvements or capital items to or on the Improvements, without the prior written approval of Tenant.

31.4         Not modify the Existing Leases or enter into any new leases, licenses, or occupancy agreements without the prior written consent of Tenant. No Existing Lease shall be modified or new lease, license or occupancy agreement entered into except on Landlord's standard form delivered as part of the due diligence materials provided to Tenant without material alteration to such form (and in no event shall Landlord agree to waive landlord's rights under Section 92.055 of the Texas Property Code), at rental rates not less than market as reasonably determined by Landlord, on a month-to-month term. Within one (1) business day after a request from time to time by Tenant, Landlord shall deliver to Tenant an updated Rent Roll (as of no earlier than the business day of the request) in the same form as the Rent Roll delivered to Tenant as part of the due diligence materials provided to Tenant. Landlord shall not grant any consent to any assignment or sublease under any Existing Lease. Landlord shall comply in all material respects with the obligations of the Landlord under the Existing Leases, and shall not accept prepayment of Rent more than thirty (30) days prior to their due date under the applicable Existing Lease.

31.5         Cause to be paid all trade accounts and costs and expenses of operation and maintenance of the Premises and Blair House by Landlord incurred and attributable in a period prior to the Rent Commencement Date.

39

31.6         Subject to the other terms of this Lease, cooperate, at no cost to Landlord, with Tenant in connection with Tenant's examination of the Premises including, without limitation, promptly joining in and executing submittals (including the site plan and applications and other submittals) to governmental authorities or utility providers reasonably necessary in connection with Tenant's proposed development of the Premises.

31.7         Not further encumber or permit encumbrance of the Premises in any manner, without the prior written consent of Tenant. In the event Landlord encumbers or permits encumbrance of the Premises in contravention of this subparagraph, or in the event Landlord fails or refuses to pay and satisfy any liens affecting the Premises as of the Effective Date, Tenant may elect to consummate the transactions contemplated hereunder and deduct the amount of such encumbrance from any Rent due hereunder.

31.8         Not to excavate, or permit the excavation of, the Premises or to cause or permit any deposit of soil or refuse or debris of any kind, nor to cause or permit any waste upon or to the Premises.

31.9         Not request any change in the zoning status of the Premises.

31.10         Operate the Premises in accordance with all Applicable Laws, and in a safe and lawful condition.

31.11         Not take any action to cause any of Landlord's representation and warranties to be materially inaccurate.

31.12         Not enter into or amend any restrictive or protective covenants or servitudes or impose, by grant or otherwise, any deed restrictions affecting the Premises without the prior written consent of Tenant and any Leasehold Mortgagee.

31.13         Not grant any license, easement, use, or other privilege affecting Tenant or its leasehold estate.

Landlord agrees to promptly execute, acknowledge and deliver, such applications, dedications, grants, easements, servitudes, plats and all other instruments as reasonably necessary and otherwise to reasonably cooperate with Tenant to develop the Initial Project and to implement repairs due to casualty and condemnation. Tenant shall pay all application and filing fees in connection with any applications, dedications, subdivisions, grants, easements, servitudes, plats and other instruments furnished by Landlord pursuant to this subsection. Landlord shall furnish the Title Company such certificates, affidavits and statements reasonably required to insure Tenant's leasehold estate.

Landlord agrees to execute documentation reasonably necessary to allow Tenant to redevelop the Premises, but is not obligated to approve any rezoning or to grant any dedication, grants, easements, servitudes, plats or other instruments which encumber the Premises. Tenant may grant any easement or servitudes effective during the Term.

ARTICLE 32

MISCELLANEOUS

32.1         No Partnership.

Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

40

32.2         Attorneys’ Fees and Costs.

If either party brings an action against the other, the prevailing party may recover court costs and attorneys' fees and disbursements (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body deems reasonable. Landlord shall also be entitled to recover attorneys' fees and disbursements incurred in connection with an event of default hereunder which does not result in the commencement of any action or proceeding.

32.3         Limited Recourse to Landlord.

Notwithstanding anything to the contrary contained herein, neither Landlord, nor any general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect partners in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease and, if Landlord is in breach with respect to its obligations, Tenant shall look solely to Landlord's interest in the Premises for satisfaction of Tenant's remedies.

32.4         Offer.

The submission of this Lease to Tenant does not constitute an offer to lease. This Lease shall become effective only upon the execution and delivery thereof by both Landlord and Tenant. The parties may execute this Lease in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute one agreement.

32.5         Non Waiver.

One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

32.6         Force Majeure.

Any obligation of Landlord or Tenant, save and except for the payment of Rent or any other sum payable by Tenant to Landlord, which is delayed or not performed due to Force Majeure shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance. However, the party asserting Force Majeure must give notice to the other party within seven (7) days of the event which is the basis of the Force Majeure giving notice thereof and the estimated period of delay, or Force Majeure shall not apply to extend the period for performance.

32.7         Fully Net Lease.

This is a fully “NET” lease in the most absolute sense. Landlord shall receive the Rent free from all taxes, insurance, utilities, maintenance or other charges imposed upon or by reason of the Premises.

41

32.8         Partial Invalidity.

If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

32.9         No Offset by Tenant.

All agreements, covenants and activities to be performed by Tenant hereunder shall be at Tenant's expense and without any abatement of Rent. Except as otherwise expressly permitted herein, Tenant shall not be entitled to any setoff, offset or abatement of any Rent due Landlord hereunder if Landlord fails to perform its obligations hereunder. In no event shall Landlord, any holder of a Fee Mortgage and/or Landlord under an underlying lease be responsible for any consequential damages incurred by Tenant resulting from a default by Landlord.

32.10          No Merger.

The voluntary or other surrender of possession of the Premises by Tenant, any conveyance of the leasehold estate by Tenant to Landlord, any conveyance of Landlord's fee estate to Tenant, or a mutual cancellation of this Lease, shall not result in a merger of Landlord's and Tenant's estates.

32.11          Texas Law/Venue.

The laws of the State of Texas (except those governing conflict of laws principles) shall govern the interpretation, validity, performance and enforcement of this Lease. Venue for any action under this Lease shall be in Harris County.

32.12         Captions Not Substantive.

The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

32.13         Number/Gender.

Whenever herein the singular number is used, the same shall include the plural, and words or any gender shall include each other gender.

32.14         Binding Effect/No Third Party Rights.

The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns except as otherwise herein expressly provided. Not third party is entitled to rights relating to the Premises or Improvements based on this Lease. There are no intended third party beneficiaries of this Lease or any part thereof.

32.15         Entire Agreement.

THIS LEASE CONSTITUTES THE FINAL AGREEMENT BETWEEN THE PARTIES. IT IS THE COMPLETE AND EXCLUSIVE EXPRESSION OF THE PARTIES’ AGREEMENT ON THE MATTERS CONTAINED IN THIS LEASE. ALL PRIOR AND CONTEMPORANEOUS NEGOTIATIONS AND AGREEMENTS BETWEEN THE PARTIES ON THE MATTERS CONTAINED IN THIS LEASE ARE EXPRESSLY MERGED INTO AND SUPERSEDED BY THIS AGREEMENT. NO AGREEMENT SHALL BE EFFECTIVE TO CHANGE, MODIFY OR TERMINATE THIS LEASE IN WHOLE OR IN PART UNLESS SUCH IS IN WRITING AND DULY SIGNED BY BOTH PARTIES.

42

32.16         NO SECURITY PROVIDED.

LANDLORD AND LANDLORD’S AGENTS HAVE NO DUTY TO PROVIDE SECURITY FOR ANY PORTION OF THE PREMISES, AND TENANT HEREBY AGREES TO ASSUME SOLE RESPONSIBILITY AND LIABILITY FOR THE SECURITY OF ITSELF, ITS AGENTS, EMPLOYEES, CUSTOMERS, CONTRACTORS, INVITEES, GUESTS, VISITORS, CONCESSIONAIRES AND PERMITTED SUBTENANT (IF ANY) AND THEIR RESPECTIVE PROPERTY IN, ON OR ABOUT THE PREMISES.

32.17         Representation by Counsel.

Landlord and Tenant each acknowledge that each has been represented by independent counsel and has executed this Lease after being fully advised by their counsel as to its effect and significance.

32.18         Authority.

Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of such party and that this Lease is binding upon Landlord and Tenant in accordance with its terms.

32.19         Time of the Essence.

Where Tenant is required by this Lease to pay any sum of money or to do any act within an indicated period or by a particular date, it is understood that time is of the essence.

32.20         No Recording.

Tenant shall not permit, allow or cause this Lease, or any amendment to this Lease, if any, to be recorded in any public records or with any County Clerk’s office; provided, Landlord and Tenant agree to execute and record in the Real Property Records of Harris County, Texas a memorandum in the form of Exhibit C attached hereto on the first (1st) business day following the expiration of the Feasibility Period (if Tenant has not earlier terminated this Lease).

32.21         Landlord Bankruptcy.

In the event that Landlord becomes the subject of a case under the U.S. Bankruptcy Code (or any other or successor law providing similar relief), and Landlord or any trustee of Landlord rejects or seeks authority to reject this Lease under 11 U.S.C. Section 365 (or any other or successor provision permitting any similar relief): (i) Tenant shall elect, and hereby does elect, without further act, unless all Leasehold Mortgagees consent in writing to any other election, to remain in possession for the balance of the term of this Lease and any renewal or extension thereof, pursuant to 11 U.S.C. Section 365(h) (and any other successor provision permitting a similar election); (ii) any purported election by Tenant to treat this Lease as terminated shall be void and of no effect, unless all Leasehold Mortgagees consent in writing thereto; and (iii) the lien of any and all Leasehold Mortgages shall not be impaired by such rejection. In the event that Tenant becomes the subject of a case under the U.S. Bankruptcy Code (or any other law providing similar relief), Landlord shall give prompt notice to each Leasehold Mortgagee of any notice it receives of a request by Tenant or any trustee of Tenant for authority to reject this Lease. Landlord acknowledges and agrees that any such rejection of this Lease shall have no effect upon the continued existence of the leasehold estate created by this Lease or any Leasehold Mortgage.

43

32.22         No Landlord’s Lien.

Landlord waives any lien and security interest it may have or acquire by operation of law or otherwise upon the property of Tenant or any subtenant under Tenant from time to time situated upon the Premises. Such waiver shall be self-executing and effective without the necessity for execution of any further instrument by Landlord; provided, however, within thirty (30) days of a request from time to time by Tenant, a Leasehold Mortgagee or a subtenant of Tenant, Landlord shall execute such instruments as may be reasonably requested to ratify and confirm or evidence such waiver.

32.23         Controlling Nature of Lease.

This Lease consists of thirty three (33) articles and Exhibits A through C, which are incorporated in this Lease for all purposes. In the event any provision of an exhibit or other attached page shall be inconsistent with a provision in the body of this Lease, the provision in the body of this Lease shall control.

ARTICLE 33

RIGHT OF FIRST REFUSAL

33.1          If, during the Lease Term, Landlord decides to sell the Premises to a non-Affiliate of Landlord, it shall first deliver to Tenant a notice (the "First Refusal Notice") setting forth the identity of the proposed assignee or transferee (the "Offeree"), and each of the material terms of the proposed transaction (the "Proposed Transfer"), including the sale price (the "Purchase Price"), and the proposed closing date of the Proposed Transfer (the "Closing Date"). This right of first refusal does not extend to the conveyance of any interest in Landlord, provided that the proposed conveyance of more than 67% of the ownership interests in Landlord to a non-Affiliate shall constitute a proposed sale requiring notice as provided above.

33.2         Tenant shall, for the fifteen (15) day period commencing upon receipt of such First Refusal Notice have, the exclusive right to purchase (or designate a purchaser of) the Premises on the terms set forth in such First Refusal Notice, by so notifying Landlord within such fifteen (15) day period, whereupon Tenant shall be bound to purchase from Landlord, and Landlord shall be bound to sell to Tenant, the Premises on such terms. The parties shall promptly execute a purchase and sale agreement containing the terms of the First Refusal Notice and other terms typical to local commercial real estate transactions. If the Offeree has executed or agreed to a form of contract, then Tenant must accept and execute that form of contract. If Tenant fails to respond to such First Refusal Notice during such fifteen (15) day period, Tenant shall be deemed to have elected not to purchase. If Tenant elects, or is deemed to have elected, not to purchase, Landlord may, for a period of one hundred eighty (180) days from the end of such fifteen (15) day period and on terms no more favorable to the Offeree than those stated in such First Refusal Notice, convey the Premises. If Landlord, following the expiration of such one hundred eighty (180) day period has not conveyed the Premises, and still desires to sell the Premises, then Landlord must again comply with the terms of this Article 33.

33.3         A sale pursuant to this Article 33 shall be conducted in accordance with the provisions of Section 33.4 below, which shall apply thereto; provided that all title insurance premiums, and other costs, fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the transfer of the Premises to Tenant shall be paid in accordance with the terms of the relevant First Refusal Notice, and, to the extent not specified therein, in accordance with local custom for commercial real estate transactions.

44

33.4         On the Closing Date:

(a)          Tenant shall pay to Landlord, in immediately available funds, the Purchase Price,

(b)          Landlord shall deliver to Tenant or its designee (i) a special warranty deed of the Premises from Landlord to Tenant conveying the Premises on an "AS-IS, WHERE-IS BASIS" without any representations or warranties except as set forth in item (d) below, together with any ancillary documents necessary for the recordation thereof and any required tax documents, and (ii) any other customary affidavits, indemnities or documentation reasonably required by any title insurance company insuring Tenant's interest in the Premises.

(c)          The closing shall be held at a licensed title company designated by Landlord or another location in Harris County, Texas reasonably acceptable to the parties.

(d)          Landlord shall deliver to the title company closing the transaction evidence of authority to transfer the Premises to Tenant, and other documentation as reasonably necessary for the title company to insure the conveyance to Tenant, including evidence that Landlord is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

33.5         Upon the completion of such purchase, unless Tenant shall elect to have its leasehold and fee interests in the Premises not to merge and to keep this Lease in effect, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except for any obligations which by their terms survive the termination hereof.

[Remainder of page intentionally left blank;

Signatures appear on following pages]

45

Signature Page

to

Ground Lease Agreement

LANDLORD:

PROKOP INDUSTRIES BH, L.P.,

a Texas limited partnership

By:	Prokop Industries GP, LLC,
Sole General Partner

	By:	/s/ Leslie P. Teel
Leslie P. Teel, President

	By:	/s/ Beverly P. Roark
Beverly P. Roark, First Vice President

	By:	/s/ Julia P. Youngblood
Julia P. Youngblood, Second Vice President

EXECUTED as of April 1, 2015.

Signature Page to

Ground Lease

Signature Page

to

Ground Lease Agreement

TENANT:

BR Bellaire Blvd, LLC

By:	Blaire House, LLC, a Delaware limited liability company, a manager

By:	HCH 114 Southside, L.P., a Delaware limited partnership, its manager

By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, general partner

By:	/s/ M. Scot Davis
Name:	M. Scot Davis
Title:	Vice President

EXECUTED as of April 1, 2015.

Signature Page to

Ground Lease

List of Exhibits:

Exhibit A	Legal Description of the Premises
Exhibit B	Acceptance Letter
Exhibit C	Memorandum of Ground Lease

List of Exhibits

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

Exhibit A

EXHIBIT B

ACCEPTANCE LETTER

Prokop Industries BH, L.P.

820 Gessner Suite 1700

Houston, Texas 77024

Re:	Ground Lease (the “Lease”) dated as of _________________, 2015, between Prokop Industries BH, L.P., a Texas limited partnership (“Landlord”), and _______________________________________________________ (“Tenant”)

Premises: Real property in the City of Southside Place, Harris County, Texas, consisting of ________ acres of land, as more fully described in the Lease.

Tenant confirms as of this date the following:

1.	Tenant took possession of the Premises on ______, 2015

2.	The Rent Commencement Date is: _____________, 2015.

The expiration date of the Lease is: ____________, 2089.

The Stabilization Date is: ______________.

3.	Landlord has fulfilled all of its obligations under the Lease.

4.            The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above.

5.            There are no offsets or credits against Rent. No Rent has been prepaid except as provided pursuant to the express terms of the Lease.

6.           Tenant has not assigned, sublet or pledged of the Lease or any rights there under except as follows:____________________________________________.

7.          The Leasehold Mortgagee is: ______________________________________________________.

Capitalized terms not defined herein shall have the meaning as set forth in the Lease. Tenant intends for Landlord to rely upon the representations in this letter.

Very truly yours,

_________________________________________,
a ___________________________________

By:	____________________________________
Name:	____________________________________
Title:	____________________________________

Exhibit B

EXHIBIT C

Form of Memorandum of Ground Lease

MEMORANDUM OF GROUND LEASE

THIS MEMORANDUM OF GROUND LEASE (this “Memorandum”) is made _____, 2015, by and between PROKOP INDUSTRIES BH, L.P., a Texas limited partnership (“Landlord”), and ______________________________________________________ (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into Ground Lease dated ____________, 2015 (the “Lease”);

WHEREAS, the Lease pertains to certain premises located in Southside Place, Harris County, Texas, said premises being more specifically described on Exhibit A, attached hereto and made a part hereof (the “Premises”); and

WHEREAS, Landlord and Tenant desire to evidence the Lease in the Official Records of Harris County by the recitations contained in this Memorandum.

NOW, THEREFORE, in consideration of the foregoing and TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord does hereby demise, lease and let unto Tenant the Premises, as follows:

1.          The Lease Term is through ______________ 20__.

2.          This Memorandum is subject to all conditions, terms and provisions of the Lease, which agreement is hereby adopted and made a part hereof by reference to the same in the same manner as if all the provisions thereof were copied herein in full. In the event of a conflict between the terms of the Lease and this Memorandum, the Lease shall prevail. Reference should be made to the Lease for a more detailed description of all matters contained in this Memorandum.

3.          Capitalized terms not defined herein shall have the meaning as set forth in the Lease.

Executed effective as of the date first written above.

The remainder of this page intentionally left blank.

Signatures and acknowledgments appear on the following pages.

Exhibit C

Signature Page

to

Memorandum of Ground Lease

LANDLORD:

PROKOP INDUSTRIES BH, L.P.,

a Texas limited partnership

By:	Prokop Industries GP, LLC,
Sole General Partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this _____ day of __________, 2015, by _______________________, __________________ of Prokop Industries GP, LLC, a Texas limited liability company, sole General Partner of Prokop Industries BH, L.P., a Texas limited partnership, on behalf of said limited partnership.

Notary Public in and for
The State of Texas

Exhibit C

Signature Page

to

Memorandum of Ground Lease Agreement

TENANT:

_________________________________________,
a ___________________________________

By:	____________________________________
Name:	____________________________________
Title:	____________________________________

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this _____ day of _______________, 2015, by _______________________, __________________ of _______________________________________, a ____________________________________, on behalf of said _____________________.

Notary Public in and for
The State of Texas

Exhibit C

Exhibit A

Legal Description of the Premises

Exhibit C

Page 4